                                   EXHIBIT I

                             CONTRIBUTION AGREEMENT
                            (SPF-I Separate Account)

                                 by and between



                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
                   a New Jersey corporation, on behalf of the
                  Strategic Performance Fund I Separate Account


                                       and


                        MERIDIAN INDUSTRIAL TRUST, INC.,
                             a Maryland corporation










                            Date: September 24, 1997

                                TABLE OF CONTENTS

                                                                                      Page
ARTICLE 1 - SALE OF PROPERTY.............................................................1
      1.1   Real Property................................................................1
      1.2   Personal Property............................................................1
      1.3   Other Property Rights........................................................2

ARTICLE 2 - PURCHASE PRICE...............................................................2
      2.1   Payment at Closing...........................................................2
      2.2   Allocation of Purchase Price.................................................3

ARTICLE 3 - TITLE MATTERS................................................................3
      3.1   Title to Real Property.......................................................3
      3.2   Title Defects................................................................3
            3.2.1 Certain Exceptions to Title............................................3
            3.2.2 Discharge of Title Objections..........................................4
      3.3   Title Insurance..............................................................4

ARTICLE 4 - MERIDIAN'S DUE DILIGENCE/CONDITION OF THE FACILITIES.........................5
      4.1   Meridian's Inspection of the Facilities......................................5
      4.2   Meridian's Inspection of Documents...........................................5

ARTICLE 5 - ADJUSTMENTS AND PRORATIONS...................................................7
      5.1   Lease Rentals and Expenses...................................................7
            5.1.1 Rents..................................................................7
            5.1.2 Lease Expenses.........................................................7
      5.2   Real Estate and Personal Property Taxes......................................7
      5.3   Other Property Operating Expenses............................................8
      5.4   Closing Costs................................................................9
      5.5   Cash Security Deposits.......................................................9
      5.6   Dividend Adjustment..........................................................9
      5.7   Interest Adjustment..........................................................9
      5.8   Apportionment Credit.........................................................9
      5.9   Delayed Adjustment..........................................................10

ARTICLE 6 - CLOSING.....................................................................10
      6.1   Closing.....................................................................10
      6.2   Closing Date................................................................11
      6.3   Title Transfer and Payment of Purchase Price................................12
      6.4   Prudential's Closing Deliveries.............................................12
      6.5   Meridian Closing Deliveries.................................................14
      6.6   Delivery of Deeds...........................................................16

ARTICLE 7 - CONDITIONS TO CLOSING.......................................................16
      7.1   Conditions Precedent to Obligations of Prudential...........................16
      7.2   Conditions Precedent to Obligations of Meridian.............................18
      7.3   Waiver of Failure of Conditions Precedent...................................19

ARTICLE 8 - REPRESENTATIONS AND WARRANTIES..............................................19
            Meridian's Representations..................................................19
            8.1.1 Organization, Good Standing and  Authority............................19
            8.1.2 Meridian's Authorization..............................................20
            8.1.3 [Intentionally Omitted]...............................................20
            8.1.4 Capitalization........................................................20
            8.1.5 Conflicting Agreements and Other Matters..............................21
            8.1.6 Due Execution, etc....................................................21
            8.1.7 Litigation, Proceeding, etc...........................................22
            8.1.8 No Default or Violation...............................................22
            8.1.9 Status of Acquisition Common Stock....................................22
            8.1.10      Governmental Consents, etc......................................22
            8.1.11      Private Offering................................................23
            8.1.12      ERISA...........................................................23
            8.1.13      Insurance.......................................................24
            8.1.14      Information Provided............................................24
            8.1.15      No Other Liabilities............................................24
            8.1.16      Taxes; REIT Status..............................................25
            8.1.17      Compliance with Laws............................................25
            8.1.18      Meridian Affiliates.............................................25
            8.1.19      Material Contracts..............................................25
            8.1.20      No Restrictions on Acquisition Common Stock.....................26
            8.1.21      SEC Documents...................................................26
            8.1.22      No Merger Agreements............................................26
            8.1.23      Certain Actions by Meridian.....................................26
            8.1.24      Facilities Sold "AS-IS".........................................27
      8.2   Prudential's Representations................................................32
            8.2.1 Prudential's Authorization............................................32
            8.2.2 Investment Intent.....................................................32
            8.2.3 Transfer Restrictions.................................................32
            8.2.4 Stop Transfer Instruction.............................................34
            8.2.5 Prudential Status.....................................................34
            8.2.6 Authority.............................................................34
            8.2.7 Access to Information.................................................34
            8.2.8 Reliance..............................................................35
            8.2.9 Separate Account Investors............................................35
            8.2.10      Other Prudential's Representations..............................35
            8.2.11      No Other Agreements.............................................36
      8.3   General Provisions..........................................................36

            8.3.1 No Representation As to Leases........................................36
            8.3.2 Definition of "Prudential's Knowledge"................................36
            8.3.3 Prudential's Representations Deemed Modified..........................36
            8.3.4 Notice of Breach; Prudential's Right to Cure..........................37
            8.3.5 Survival..............................................................37
            8.3.6 Limitation on Prudential's Liability..................................37

ARTICLE 9 - COVENANTS...................................................................38
            9.1.1 Confidentiality.......................................................38
            9.1.2 Approvals not a Condition to Meridian's Performance...................38
            9.1.3 Meridian's Indemnity; Delivery of Reports.............................39
            9.1.4 Limit on Government Contacts..........................................39
            9.1.5 Real Estate Investment Trust..........................................39
            9.1.6 Conduct of Business...................................................39
            9.1.7 Negative Covenants of Meridian........................................39
            9.1.8 Maintenance of Books and Records......................................40
            9.1.9 Party in Interest.....................................................40
            9.1.10  Real Estate Operating Company.......................................40
            9.1.11 Amendment to Investor Rights Agreement...............................40
            9.1.12 Book Entry Shares....................................................40
            9.1.13      Survival........................................................40
      9.2   Prudential's Covenants......................................................41
            9.2.1 Service Contracts.....................................................41
            9.2.2 Maintenance of Facilities.............................................41
            9.2.3 Access to Facilities..................................................41
            9.2.4 Sale of Acquisition Common Stock by Prudential........................41
            9.2.5 Meridian Audit Rights.................................................42
            9.2.6 Survival..............................................................42
      9.3   Mutual Covenants............................................................42
            9.3.1 Publicity.............................................................42
            9.3.2 Broker................................................................42
            9.3.3 Tax Refunds and Credits...............................................42
            9.3.4 Survival..............................................................43
            9.3.5 Approvals.............................................................43
            9.3.6 Notification of Certain Matters.......................................43
            9.3.7 Further Assurances....................................................43

ARTICLE 10 - FAILURE OF CONDITIONS......................................................44
            To Prudential's Obligations.................................................44
      10.2  To Meridian's Obligations...................................................44

ARTICLE 11 - CONDEMNATION/CASUALTY......................................................44
      11.1  Condemnation................................................................44
            11.1.1      Right to Adjust.................................................44

            11.1.2      Assignment of Proceeds..........................................45
      11.2  Destruction or Damage.......................................................45
      11.3  Insurance...................................................................46
      11.4  Effect of Termination.......................................................46
      11.5  Waiver......................................................................46

ARTICLE 12 - [INTENTIONALLY OMITTED]....................................................46

ARTICLE 13 - LEASING MATTERS............................................................46
      13.1  New Leases..................................................................46
      13.2  Lease Expenses..............................................................47
      13.3  Other Lease Activity........................................................48
      13.4  Lease Enforcement...........................................................48
      13.5  Lease Termination Prior to Closing..........................................48

ARTICLE 14 - MISCELLANEOUS..............................................................49
      14.1  Assignment..................................................................49
      14.2  Designation Agreement.......................................................49
      14.3  Survival/Merger.............................................................50
      14.4  Integration; Waiver.........................................................50
      14.5  Governing Law...............................................................50
      14.6  Captions Not Binding; Schedules and Exhibits................................50
      14.7  Binding Effect..............................................................50
      14.8  Severability................................................................50
      14.9  Notices.....................................................................51
      14.10 Counterparts................................................................52
      14.11 No Recordation..............................................................52
      14.12 Additional Agreements; Further Assurances...................................52
      14.13 Construction................................................................52
      14.14 Intentionally Omitted.......................................................53
      14.15 Business Day................................................................53
      14.16 Prudential's Maximum Aggregate Liability....................................53
      14.17 WAIVER OF TRIAL BY JURY.....................................................53

                                    EXHIBITS

            Exhibit A   List of Facilities and Legal Descriptions
            Exhibit B   List of Contracts
            Exhibit C   Certain Certificates of Occupancy, Licenses, Permits and
                        Personal Property
            Exhibit D   Allocated Purchase Prices
            Exhibit E   Form of Meridian's As-Is Certificate And Agreement
            Exhibit F   Form of Deed
            Exhibit G   Form of Bill of Sale
            Exhibit H   Form of Assignment of Leases
            Exhibit I   List of Tenants
            Exhibit J   Form of Assignment of Contracts
            Exhibit K-1 Form of Tenant Estoppel Letter
            Exhibit K-2 Form of Prudential's Estoppel Certificate
            Exhibit L   Form of Notice to Tenants
            Exhibit M   Form of Prudential's FIRPTA Affidavit
            Exhibit N   Title Reports
            Exhibit O   Litigation Notices, Condemnation Notices and
                        Governmental Violations
            Exhibit P   Designated Employees
            Exhibit Q   Form of Amended and Restated Registration Rights
                        Agreement
            Exhibit R   Form of Excepted Holder Agreement
            Exhibit S   Form of Opinion of Meridian's Counsel
            Exhibit T   Meridian's Audit Rights

                                    SCHEDULES

            Schedule 1        Certain Defined Terms
            Schedule 8.1.4 Convertible Securities and Indebtedness; Stock Voting, Transfer and Redemption Agreements
            Schedule 8.1.5    Conflicting Agreements
            Schedule 8.1.10   Required Government Consents
            Schedule 8.1.15   Other Liabilities
            Schedule 8.1.18   Assessable Shares
            Schedule 8.1.22   Merger Agreements
            Schedule 8.2.9    Separate Account Investors

                             CONTRIBUTION AGREEMENT
                            (SPF-I Separate Account)

     THIS CONTRIBUTION AGREEMENT (this "Agreement") is made this 24th day of September, 1997, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, on behalf of the Strategic Performance Fund I Separate Account (in such capacity "Prudential"), and MERIDIAN INDUSTRIAL TRUST, INC., a Maryland corporation ("Meridian"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in SCHEDULE 1 annexed hereto and by this reference incorporated herein.


                              W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:


                                     ARTICLE
                              1 - SALE OF PROPERTY

Prudential agrees to sell, transfer and assign and Meridian agrees to purchase, accept and assume, subject to the terms and conditions stated herein, all of Prudential's right, title and interest in and to each of the Facilities, as defined below. As used in this Agreement, the term "FACILITY" means any one of the five (5) industrial/warehouse facilities located on the parcels of Real Property described in EXHIBIT A-1 through EXHIBIT A-5, attached hereto and incorporated herein by this reference, together with such Real Property's accompanying Personal Property and Other Property Rights, as described below, and "FACILITIES" means every such Facility, collectively. The Facilities are more particularly described as follows:

      1.1 Real Property. Those certain parcels of real estate legally described in EXHIBIT A-1 through EXHIBIT A-5 attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including all of Prudential's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent to each such parcel (herein collectively called the "REAL PROPERTY"); and

      1.2 Personal Property. All tangible personal property owned by Prudential (excluding any computer or computer equipment and software owned by Prudential or Prudential's property manager), located on the Real Property, and used in the ownership, operation and maintenance of the Real Property and all nonconfidential books, records and files (excluding appraisals, budgets, Prudential's strategic plans for the Facilities, internal analyses, marketing information, submissions relating to Prudential's obtaining of corporate authorization, attorney and accountant work product, or other information in the possession or control of Prudential or Prudential's property manager(s) which Prudential deems proprietary) relating to the Real Property (herein collectively called the "PERSONAL PROPERTY"); and

      1.3 Other Property Rights. (a) Prudential's interest as landlord in all leases encumbering the Real Property on the Closing Date (as defined in Section 6.2); (b) if and to the extent assignable by Prudential, (i) all service, supply, maintenance, utility and commission agreements, all equipment leases, and all contracts, subcontracts and agreements, if any, relating to the construction of any unfinished tenant improvements and described in EXHIBIT B attached hereto and incorporated herein by this reference, and (ii) all licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property and in Prudential's possession or control (the rights and interests of Prudential described in clauses (a) through (b) hereinabove being herein collectively called the "OTHER PROPERTY RIGHTS").


                           ARTICLE 2 - PURCHASE PRICE

      The total purchase price to be paid by Meridian for the purchase of the Facilities is the sum of THIRTY ONE MILLION, EIGHT HUNDRED FORTH-EIGHT THOUSAND DOLLARS ($31,848,000.00) (the "PURCHASE PRICE"). Payment of the Purchase Price shall be rendered in the form of: (a) cash in the sum of NINE MILLION, FIVE HUNDRED FIFTY-FOUR THOUSAND FOUR HUNDRED DOLLARS ($9,554,400.00) in immediately available funds (the "ACQUISITION CASH"); and (b) validly issued shares of Meridian's Common Stock, par value $0.001 per share (the "ACQUISITION COMMON STOCK") with an aggregate value of TWENTY-TWO MILLION, TWO HUNDRED NINETY-THREE THOUSAND SIX HUNDRED DOLLARS ($22,293,600.00), which Acquisition Common Stock shall be comprised of 1,106,931.5 shares of Meridian's Common Stock priced at $20.14 per share. The Purchase Price shall be paid in the following manner:

      2.1 Payment at Closing. On the Closing Date, Meridian shall (a) deposit, or cause to be deposited with First American Title Insurance Company whose mailing address is 30 North LaSalle Street, Suite 310, Chicago, Illinois 60602,
Attention: John C. ("Jack") Murray, Vice President & Special Counsel (the "TITLE COMPANY") acting in its additional capacity as escrow agent ("ESCROW AGENT"), the Acquisition Common Stock pursuant to Section 6.1(v), and (b) pay to Prudential through Escrow Agent the Acquisition Cash, in immediately available funds by wire transfer as more particularly set forth in Section 6.3. The Acquisition Cash shall also be subject to the prorations and adjustments set forth in Article 5 or as otherwise provided under this Agreement, plus any other amounts required to be paid by Meridian at Closing.

      2.2 Allocation of Purchase Price. The Purchase Price has been allocated to each Facility by Prudential and Meridian as set forth in EXHIBIT D attached hereto and by this reference incorporated herein (such portion being such Facility's "ALLOCATED PURCHASE PRICE", subject in each instance to Closing adjustments provided hereunder.


                            ARTICLE 3 - TITLE MATTERS

      3.1 Title to Real Property. Meridian acknowledges that, prior to the execution of this Agreement, Meridian has conducted an examination of the status of title to the Facilities. Meridian has previously obtained (a) a commitment to issue an Owner's Policy of Title Insurance with respect to each Facility, copies of which are attached hereto in Exhibit N and incorporated herein by this reference, (each a "TITLE REPORT" and collectively, the "TITLE REPORTS") from the Title Company, (b) copies of all recorded documents referred to on Schedule B of each Title Report as exceptions to coverage (the "TITLE DOCUMENTS"), and (c) a certified boundary survey of each Facility (each a "SURVEY" and collectively, the "SURVEYS"). Meridian hereby confirms its approval of the Title Reports and Surveys. Except as provided in
Section 3.2, Prudential shall convey and Meridian shall accept title to the Facilities, subject to (i) exceptions to title appearing on Schedule B of the Title Reports, including the Title Company's standard printed exceptions, (ii) any and all applicable zoning and building ordinances and land use regulations,
(iii) such state of facts as are disclosed in the Survey with respect to each Facility, (iv) such state of facts as would be disclosed by a physical inspection of each Facility, (v) the liens of taxes not yet due and payable,
(vi) any exceptions caused by Meridian, its agents, representatives or employees, (vii) such other exceptions with respect to each Facility as Title Company shall commit to insure over, without any additional cost to Meridian, whether such insurance is made available in consideration of payment, bonding, indemnity of Prudential or otherwise, and (viii) the Leases (as defined in Subsection 6.4(c)) (the foregoing exceptions described in clauses (i) through
(viii) being herein collectively called the "PERMITTED EXCEPTIONS"). Notwithstanding the foregoing, Prudential shall, at Prudential's expense, cause to be removed from the Title Reports all mortgages, deeds of trust, mechanic's liens, and other monetary liens and judgments described thereon. Meridian shall pay any additional premiums required for the deletion of the "survey exception" on Meridian's fee policy of title insurance and for the issuance of any desired or applicable endorsements requested by Meridian which are available in the state where each Facility is located. Meridian is aware that ALTA policies and ALTA endorsements may not be available in all states in which the Facilities are located.

      3.2   Title Defects.

            3.2.1 Certain Exceptions to Title. Meridian shall have the right to object in writing to any title matters that are not Permitted Exceptions and that, in Meridian's reasonable discretion, materially adversely affect title to, or the value of, the Real Property with respect to any Facility which may appear on supplemental title reports or updates to the Title Reports issued at the request of Meridian after the end of the Due Diligence Period (herein collectively called the "OTHER LIENS") within five (5) days after the receipt thereof by Meridian. Unless Meridian shall timely object to such Other Liens, all such Other Liens and any matters which do not, in Meridian's reasonable discretion, materially adversely affect title to, or the value of, the Real Property with respect to any Facility which are set forth in any such supplemental reports or updates shall be deemed to constitute additional Permitted Exceptions. Any exceptions which are timely objected to by Meridian shall be herein collectively called the "TITLE OBJECTIONS." Prudential may elect (but shall not be obligated) to remove, or cause to be removed at its expense, any Title Objections, and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections. Prudential shall notify Meridian in writing within five (5) days after receipt of Meridian's notice of Title Objections whether Prudential elects to remove the same. If Prudential is unable to remove or endorse over any Title Objections prior to the Closing, or if Prudential elects not to remove one or more Title Objections, Meridian may elect to either (a) terminate this Agreement, in which event the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objections, in which event such Title Objections shall be deemed "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

            3.2.2 Discharge of Title Objections. If on the Closing Date there are any Title Objections which Prudential has elected to pay and discharge, Prudential may use any portion of the Acquisition Cash to satisfy the same, provided Prudential shall deliver to Meridian at the Closing instruments in recordable form and sufficient to satisfy such Title Objections of record, together with the cost of recording or filing such instruments, or provided that Prudential shall cause Title Company to insure over the same, without any additional cost to Meridian, whether such insurance is made available in consideration of payment, bonding, indemnity of Prudential or otherwise.

      3.3 Title Insurance. At Closing, Title Company shall issue to Meridian, at Meridian's sole cost and expense, an ALTA Owner's Form (or such other form of Owner's Policy as may be promulgated in the state in which a particular Facility is located) of title insurance policy in the form of the applicable Title Report (each an "OWNER'S TITLE POLICY" and collectively, the "OWNER'S TITLE POLICIES"), in the amount of the Allocated Purchase Price with respect to such Facility insuring that fee simple title to such Facility or Facilities is vested in Meridian subject only to the Permitted Exceptions with respect to such Facility; provided, however, that at Meridian's option, Meridian may instruct the Title Company to issue one or more Owner's Title Policies insuring the state of title to multiple Facilities. Meridian shall be entitled to request that the Title Company provide, at Meridian's sole cost and expense, such endorsements (or amendments) to the Owner's Title Policies as Meridian may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost or additional liability to Prudential, (b) Meridian's obligations under this Agreement shall not be conditioned upon Meridian's ability to obtain such endorsements and, if Meridian is unable to obtain such endorsements, Meridian shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement (the "TRANSACTION") without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Meridian's request. Notwithstanding anything herein to the contrary, Meridian covenants and agrees that upon Meridian's acquisition of the Facilities, Meridian shall purchase the Owner's Title Policies from the Title Company.


        ARTICLE 4 - MERIDIAN'S DUE DILIGENCE/CONDITION OF THE FACILITIES

      4.1 Meridian's Inspection of the Facilities. Meridian acknowledges that during the time period concluding prior to the execution of this Agreement (the "DUE DILIGENCE PERIOD"), that Meridian has conducted its examinations, inspections, testing, studies and/or investigations (herein collectively called the "DUE DILIGENCE") of the Facilities (including for Hazardous Materials) and information regarding the Facilities. Meridian and Prudential each acknowledge and agree that Meridian shall have no additional period after the date hereof to conduct further physical Due Diligence of the Facilities. At Closing and as a material inducement for Prudential to consummate the Transaction, Meridian will deliver, with respect to each Facility, a certification in the form of EXHIBIT E attached hereto and incorporated herein by this reference, certifying that no representations or warranties concerning the Facilities have been made except as expressly set forth herein.

      4.2 Meridian's Inspection of Documents. Meridian acknowledges that prior to Meridian's execution of this Agreement, Prudential made available to Meridian and otherwise allowed Meridian access to copies of certain documents in Prudential's possession applicable to the Facilities, including, but not limited to, the Title Reports, the Title Documents, the Surveys, the Leases, other reports and any available documents and other pertinent books and records which pertain to the Facilities (collectively, the "DOCUMENTS") as Meridian has deemed necessary or appropriate. Meridian has determined to its satisfaction the assignability of any Documents to be assigned hereunder. Prudential shall cooperate with Meridian (but shall not be obligated) to obtain any consents required in connection with the assignment to Meridian of any of the Documents. All of the Documents are confidential and, prior to such time, if any, that Meridian takes title to the Facilities, shall not be distributed or disclosed by Meridian to any person or entity not associated with Meridian (which obligation of Meridian shall survive any termination of this Agreement). If the Transaction fails to close for any reason whatsoever, Meridian shall return to Prudential all of the Documents (together with all copies thereof made by or on behalf of Meridian) which Prudential, its sales agents or brokers may have previously delivered or made available or may hereafter deliver or make available to Meridian in accordance with this Section 4.2 (which obligation of Meridian shall survive any termination of this Agreement). BY FURNISHING TO MERIDIAN THE DOCUMENTS, EXCEPT AS EXPRESSLY SET FORTH HEREIN, WHETHER HERETOFORE OR HEREAFTER, NONE OF PRUDENTIAL, ITS SALES AGENTS OR BROKERS, NOR ANY PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF PRUDENTIAL, NOR ANY OTHER PARTY RELATED IN ANYWAY TO ANY OF THE FOREGOING (ALL OF WHICH PARTIES ARE COLLECTIVELY REFERRED TO AS THE "PRUDENTIAL PARTIES") SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS, INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF, AND MERIDIAN SHALL CONFIRM INDEPENDENTLY ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE FACILITIES.

Meridian acknowledges that prior to Meridian's execution of this Agreement Prudential has made available to Meridian, and Prudential hereby agrees to continue to make available to Meridian and otherwise allow Meridian access to, other non-confidential information regarding the Facilities, including, but not limited to, information which may have related to their construction, history, current economic and leasing status, physical condition and prospects for future use or development, as Meridian has deemed appropriate. Meridian acknowledges that Meridian has reviewed the Documents and the other information regarding the Facilities with the assistance of such experts as Meridian deemed appropriate. While Prudential has provided, and will continue to provide, the Documents and such other information to Meridian and to cooperate with Meridian, PRUDENTIAL HAS MADE IT CLEAR THAT IT IS UNWILLING TO SELL THE FACILITIES TO MERIDIAN UNLESS PRUDENTIAL AND THE OTHER PRUDENTIAL PARTIES ARE EXPRESSLY RELEASED FROM LIABILITY BY MERIDIAN FOR ANY AND ALL REPRESENTATIONS MADE IN ANY STATEMENTS HERETOFORE OR HEREAFTER MADE, OR INFORMATION HERETOFORE OR HEREAFTER

FURNISHED TO MERIDIAN OR ITS AGENTS OR REPRESENTATIVES BY THE PRUDENTIAL PARTIES UNLESS SUCH REPRESENTATIONS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY EXHIBIT HERETO. Consequently, Meridian, for Meridian and Meridian's successors in interest, hereby releases the Prudential Parties from, and waives all claims and liability against the Prudential Parties for, any and all representations now or hereafter made, or information now or hereafter furnished, by the Prudential Parties to Meridian or its agents or representatives (including, but not limited to, representations regarding the ownership, operation, economic and leasing status and physical and soil condition of the Facilities), unless the representations are expressly set forth in this Agreement or any exhibit hereto. The release of Prudential Parties set forth in this Section 4.2 shall be deemed to be reaffirmed as of the Closing and shall survive the Closing and shall not be merged therein. Meridian acknowledges and agrees that it (i) is familiar with the physical condition of the Facilities, (ii) has completed its due diligence with respect to the Facilities and the Documents to its satisfaction, (iii) is acquiring the Facilities based exclusively upon its own investigations and inspections of the Facilities and the Documents, and (iv) shall have not additional period after the date hereof to conduct further physical due diligence regarding the Facilities.

                     ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

      5.1   Lease Rentals and Expenses.

            5.1.1 Rents. All collected rents and other payments from tenants under the leases of the Facilities shall be prorated between Prudential and Meridian as of the day prior to the Adjustment Date. Prudential shall be entitled to all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges, and other revenue of any kind attributable to any period under the Leases to but not including the Adjustment Date. Meridian shall be entitled to all rents (including any percentage rent, additional rent and any accrued tax and operating expense reimbursements and escalations), charges and other revenue of any kind attributable to any period under the Leases on and after the Adjustment Date. Rents and expense escalations or other reimbursements due landlord under the Leases not collected as of the Closing Date shall not be prorated at the time of Closing, but Meridian shall make a good faith effort to collect the same on Prudential's behalf and to tender the same to Prudential upon receipt (which obligation of Meridian shall survive the Closing and not be merged therein); provided, however, that all rents, escalations and other reimbursements due landlord under the Leases collected by Meridian on or after the Closing Date shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents and sums due Meridian as the current owner and landlord) with the balance (if any) payable to Prudential, but only to the extent of amounts delinquent and actually due Prudential. Meridian shall not have an exclusive right to collect the sums due Prudential under the Leases and Prudential hereby retains its rights to pursue any tenant under the Leases for sums due Prudential for periods attributable to Prudential's ownership of the Facilities; provided, however, that Prudential shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. Prudential's rights under the immediately preceding sentence shall survive the Closing and not be merged therein. Meridian shall receive a credit against the Acquisition Cash portion of the Purchase Price for pre-paid rentals held by Prudential covering the period post-Closing.

            5.1.2 Lease Expenses. At Closing, Meridian shall reimburse Prudential for the Lease Expenses (as defined in Section 13.2) to the extent required by the terms of Section 13.2.

      5.2 Real Estate and Personal Property Taxes. Real estate taxes, as opposed to personal property taxes, shall be prorated only on the basis of real estate taxes which become due and payable in the calendar year during which Closing occurs, based upon the latest available tax bill and the number of days elapsed in the calendar year of Closing, as of midnight of the day immediately preceding the Adjustment Date. Personal property taxes shall be prorated as of the Adjustment Date based upon the date they become due. Prudential shall be entitled to all tax refunds and credits attributable to the Facilities prior to the Adjustment Date. Meridian shall pay all real estate and personal property taxes and shall be entitled to all tax refunds and credits attributable to the Facilities after the Adjustment Date. If the real estate and/or personal property tax rate and assessments have not been set for the calendar year in which the Closing occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding calendar year, and such proration shall be adjusted between Prudential and Meridian upon presentation of written evidence that the actual taxes paid for the calendar year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section 5.7. Prudential shall pay all installments of special assessments due and payable prior to the Adjustment Date and Meridian shall pay all installments of special assessments due and payable on and after the Adjustment Date; provided, however, that Prudential shall not be responsible for any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the date hereof. Notwithstanding the foregoing terms of this Section, Prudential shall have no obligation to pay (and Meridian shall not receive a credit at Closing for) any real estate or personal property taxes or special assessments to the extent that Meridian is entitled after Closing to reimbursement of taxes and assessments, or the recovery of any increase in taxes and assessments, from the tenants under the Leases, regardless of whether Meridian actually collects such reimbursement or increased taxes and assessments from such tenants, it being understood and agreed by Meridian and Prudential that the burden of collecting such reimbursements shall be solely on Meridian. In the event any Facility has been assessed for property tax purposes at such rates as would result in reassessment (i.e., "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of such Facility, Meridian hereby agrees to pay all such taxes and to indemnify and save Prudential harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing and not be merged therein.

      5.3 Other Property Operating Expenses. Operating expenses for the Facilities shall be prorated as of midnight of the day prior to the Adjustment Date. Prudential shall pay all utility charges and other operating expenses attributable to the Facilities to, but not including the Adjustment Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Meridian shall pay all utility charges and other operating expenses attributable to the Facilities on or after the Adjustment Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Meridian and Prudential shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Prudential shall not assign to Meridian any deposits which Prudential has with any of the utility services or companies servicing the Facilities. Meridian shall arrange with such services and companies to have accounts opened in Meridian's name beginning at 12:01 a.m. on the Closing Date. Notwithstanding the foregoing terms of this Section, Prudential shall have no obligation to pay (and Meridian shall not receive a credit at Closing for) any operating expenses to the extent that Meridian is entitled after Closing to reimbursement of operating expenses, or the recovery of any increase in operating expenses, from the tenants under the Leases, regardless of whether Meridian actually collects such reimbursement or increased operating expenses from such tenants, it being understood and agreed by Meridian and Prudential that the burden of collecting such reimbursements shall be solely on Meridian.

      5.4 Closing Costs. Except as expressly provided herein, Meridian shall pay all costs associated with Closing other than Prudential's attorney's fees and costs. Without limiting the foregoing, Meridian shall pay all premiums and charges of the Title Company for the Owner's Title Policies (including endorsements requested by Meridian) to be issued pursuant to the Title Reports, the cost of the Surveys, the cost of any Phase I environmental reports ordered by Meridian, all recording and filing charges in connection with the instruments by which Prudential conveys the Facilities and all escrow charges, all transfer taxes, all costs of Meridian's Due Diligence and any other costs customarily paid by the purchaser of real property pursuant to the customs of the state in which each Facility is located. Each party shall pay its own attorneys. The obligations of Meridian to pay applicable escrow charges shall survive the termination of this Agreement.

      5.5 Cash Security Deposits. At Closing, Prudential shall give Meridian a credit against the Acquisition Cash in the aggregate amount of the unapplied cash security deposits then held by Prudential under the Leases and any interest thereon less, any administrative or similar charges to which Prudential may be entitled under applicable law.

      5.6 Dividend Adjustment. Prudential shall pay to Meridian, promptly after receipt of dividends for the quarter ended September 30, 1997, an amount equal to the product of (x) Accrued Dividends Per Share multiplied by (y) 1,106,931.5 shares (the "Dividend Adjustment"). Payment of such Dividend Adjustment shall be made in the manner as set forth in Section 5.8 or as otherwise agreed to by Prudential and Meridian.

      5.7 Interest Adjustment. At Closing Meridian shall pay to Prudential interest at the rate of 5.5% per annum on the Acquisition Cash portion of the Purchase Price for the number of days from and including the Adjustment Date to and excluding the Closing Date. Such interest shall be calculated as simple interest at a per diem rate equal to 5.5% divided by 365 days.

      5.8 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (i) to Meridian, such sum shall be paid (at Prudential's option) at the Closing by giving Meridian a credit against the Acquisition Cash in the amount of such credit balance or without reduction of the Acquisition Cash by giving Meridian a certified or bank check payable to the order of Meridian, or (ii) to Prudential, Meridian shall pay the amount thereof to Prudential at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Prudential for the payment of the Acquisition Cash. Notwithstanding anything herein to the contrary, if the aggregate adjustments and prorations payable by Prudential to Meridian at Closing equal or exceed $100,000.00, then Prudential may, in its sole discretion, elect to give Meridian a credit (a) solely against the Acquisition Cash or (b) on a pro rata basis against each of the Acquisition Cash and the number of share of Acquisition Common Stock to be delivered at Closing.

      5.9 Delayed Adjustment. If at any time following the Closing Date, the amount of an item listed in any section of this Article 5 shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing. The provisions of this Section 5.8 shall survive the Closing and not be merged therein.


                               ARTICLE 6 - CLOSING

Meridian and Prudential hereby agree that the Transaction shall be consummated as follows:

      6.1 Closing. Meridian and Prudential hereby agree that the Transaction shall be consummated via a Closing in escrow with the Escrow Agent. The Escrow Agent shall be paid a closing escrow fee in the total sum of Seven Hundred Fifty Dollars ($750.00) for services as Escrow Agent. Meridian and Prudential shall each pay one-half of such closing escrow fee. On the Closing Date, Escrow Agent shall close escrow by:

      (i) Recording all documents as may be necessary to clear title to each Facility in accordance with the requirements of this Agreement;

      (ii)  Recording the Deeds (as hereinafter defined);

      (iii) Paying all closing costs and making all prorations in accordance with the terms of this Agreement and a statement of adjustments and prorations prepared by Escrow Agent and approved by Meridian and Prudential, copies of which statement shall be signed in multiple originals by Meridian and Prudential and delivered to Escrow Agent prior to the Closing Date;

      (iv) Delivering to Meridian the Owner's Title Policies, closing statement(s) duly executed by Meridian, Prudential and Escrow Agent, and an original of each of the documents described in Sections 6.4(b) through (p) (the Deeds referred to in Section 6.4(a) to be delivered by Escrow Agent to Meridian after return from the recorder's office); and

      (v) Delivering to Prudential the following: (a) by wire transfer to be received by Prudential's bank not later than 12:00 p.m. Eastern Time, on the Closing Date, or as otherwise may be directed by written instructions from Prudential the Acquisition Cash plus or minus closing adjustments and prorations; (b) by delivering to Prudential a share certificate representing the total number of shares of Acquisition Common Stock; and (c) delivering to Prudential, on or promptly after the Closing Date, a closing statement fully executed by Prudential, Meridian and Escrow Agent, a copy of the Title Policies, conformed copies of the recorded Deeds, and an original of each of the documents described in Sections 6.5(b) through (i), and copies of the documents described in Section 6.5(j).

      In the event that Meridian or Prudential execute separate escrow instructions, such separate escrow instructions shall constitute separate agreements between Escrow Agent on the one hand, and Meridian or Prudential, as the case may be, on the other hand, and shall not constitute agreements between Meridian and Prudential. Such separate escrow instructions shall be enforceable only to the extent not inconsistent with this Agreement.

      6.2 Closing Date. Subject to Prudential's right to extend the Closing as provided in this Agreement, the Transaction shall close ("CLOSING") on the date that Meridian's shareholders vote to approve the issuance of approximately 7,096,513 shares of Meridian's Common Stock to The Prudential Insurance Company of America and to three accounts managed by The Prudential Insurance Company of America as described in that certain Notice of Special Meeting, Proxy Statement and Proxy Card for Special Meeting of Stockholders of Meridian distributed to the shareholders of Meridian on September 5, 1997, which vote is scheduled to occur on September 24, 1997 (the "CLOSING DATE") time being of the essence with respect to such Closing Date. Closing may, at Prudential's election, be either by a so-called "New York style" closing or through escrow. The Closing shall take place at 12:00 p.m. Eastern Time in the offices of Prudential's attorneys. Meridian and Prudential shall conduct a "pre-closing" no later than two (2) business days prior to the Closing Date. Meridian and Prudential, separately or collectively, as appropriate for each item, shall escrow with the Title Company no later than one (1) business day prior to the Closing Date fully executed, notarized and recordable Deeds (as hereinafter defined) for the Real Property, bills of sale for the Personal Property, and each of the additional items listed in Sections 6.4 and 6.5, such documents to be held by the Title Company pursuant to an escrow letter to be provided by Prudential on or before the Closing Date. Title transfer and payment of the Purchase Price is to be completed on the Closing Date as set forth in Section 6.3. Time is of the essence with respect to the Closing Date.

      6.3 Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Prudential's obligations hereunder have been satisfied, Prudential agrees to convey title to each Facility to Meridian by the Deeds upon confirmation of receipt of the Purchase Price as set forth below. Provided all conditions precedent to Meridian's obligations hereunder have been satisfied, Meridian agrees to deliver the Purchase Price, as specified in Article 2, by timely delivering the same to the Escrow Agent no later than 12:00 p.m. Eastern Time on the Closing Date.

      6.4 Prudential's Closing Deliveries. At the Closing, Prudential shall deliver or cause to be delivered to Meridian the following:

            (a) Deeds. A Deed with respect to each Facility in the form of EXHIBIT F attached hereto and incorporated herein by this reference, conveying to Meridian the Real Property with respect to each such Facility, subject only to the Permitted Exceptions (each individually a "DEED" and collectively, the "DEEDS").

            (b) Bill of Sale. A bill of sale with respect to each Facility in the form of EXHIBIT G attached hereto and incorporated herein by this reference conveying all of Prudential's right, title and interest in and to the Personal Property with respect to each such Facility.

            (c) Assignment of Tenant Leases. An assignment and assumption of tenant leases with respect to each Facility, in the form of EXHIBIT H attached hereto and incorporated herein by this reference (each individually an "ASSIGNMENT OF LEASES" and collectively, the "ASSIGNMENTS OF LEASES") transferring all of the landlord's interest in the tenant space leases for the tenants for each such Facility as identified on EXHIBIT I (the "TENANTS") attached hereto and incorporated herein by this reference (as updated at Closing) and any amendments, guarantees and other documents relating thereto (herein collectively called the "LEASES"), together with all assignable non-cash security deposits deposited by the Tenants thereunder and not applied by Prudential in accordance with the terms of the Leases.

            (d) Assignment of Equipment Leases, Commission Agreements and Service Contracts. An assignment and assumption of equipment leases, commission agreements, service contracts, warranties and guaranties and the Other Property Rights with respect to each Facility (to the extent the same are not transferred by the applicable Deed, Bill of Sale or Assignment of Leases with respect to such Facility) in the form of EXHIBIT J attached hereto and incorporated herein by this reference (each individually an "ASSIGNMENT OF CONTRACTS" and collectively, the "ASSIGNMENTS OF CONTRACTS"), transferring, to the extent assignable, without liability or expense to Prudential, all of Prudential's interest in the equipment leases and any lease commission agreements in effect at each such Facility on the Closing Date, all uncanceled service contracts encumbering such Facility on the Closing Date, all warranties and guaranties which remain in effect with respect to such Facility on the Closing Date and any Other Property Rights with respect to such Facility not otherwise transferred to Meridian (all of the foregoing being herein collectively called the "CONTRACTS"). Prudential shall not assign any existing management agreement or any contracts or policies of insurance for the Facilities.

            (e) Estoppel Letters. Executed estoppel letters, with respect to each of the Facilities, from each of the Tenants. All of such estoppel letters shall be dated no earlier than forty-five (45) days prior to the Adjustment Date and shall be substantially in the form which such Tenant is required to provide pursuant to the terms of such Tenant's Lease or, if no form is specified in any of the Leases, in the form of EXHIBIT K-1 attached hereto and incorporated herein by this reference. In the event Prudential cannot for any reason obtain a tenant estoppel letter from a Tenant from whom an estoppel letter is required, Prudential, at its option, may deliver to Meridian a seller's (landlord) estoppel letter in the form of EXHIBIT K-2 attached hereto and incorporated herein by this reference. Prudential's liability under Prudential's estoppel letters shall expire and be of no further force or effect on the one-hundred and eightieth (180th) day following the Closing Date; provided, however, that if Prudential shall obtain an estoppel certificate from any such Tenant after delivery of such Prudential's estoppel letter with respect to such Tenant, Prudential's (landlord) estoppel letter shall, as of the date of such Tenant's estoppel letter, be without further force or effect.

            (f) Notice to Tenants. A single form letter in the form of EXHIBIT L attached hereto and incorporated herein by this reference to each Tenant under the Leases, duplicate copies of which would be sent notifying it of the sale of its respective Facility to Meridian and advising it that all future payments of rent and other payments due under its respective Lease are to be made to Meridian at an address designated by Meridian.

            (g) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of EXHIBIT M attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code.

            (h) Evidence of Authority. Documentation sufficient to establish the due authorization of Prudential's sale of the Facilities and Prudential's delivery of the documents required to be delivered by Prudential pursuant to this Agreement which documentation shall consist of the certificate described in
Section 7.2(f) and a certificate of an Assistant Secretary of Prudential with respect to the authority to act on behalf of Prudential of the individual executing on behalf of Prudential all documents contemplated by this Agreement. Prudential shall deliver to Title Company such documents as may be reasonably required by Title Company to evidence the capacity of Prudential and the authority of the person executing any documents on behalf of Prudential.

            (i) Prudential's Certificate. The certificate of Prudential certifying to the matters set forth in Section 8.2.

            (j) Facility Documents. (i) To the extent in the possession of Prudential or any of the current managers of the Facilities, (A) the original (or, if unavailable, a copy) of the existing certificate of occupancy for each Facility, and (B) all original (or, if unavailable, copies of) certificates, licenses, permits, authorizations and approvals issued for or with respect to each Facility by governmental and quasi-governmental authorities having jurisdiction; and (ii) all non-proprietary books and records located at each Facility and/or at the office of Prudential's building manager relating to such Facility and the ownership and operation thereof (the items described in clauses
(i) and (ii) being herein collectively called the "PROPERTY DOCUMENTS").

            (k) Letters of Credit as Tenant Security Deposits. With respect to any security deposits which are letters of credit, Prudential shall, if the same are assignable, (i) deliver to Meridian at the Closing such letters of credit,
(ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Meridian to change the named beneficiary under such letters of credit to Meridian so long as Prudential does not incur any additional liability or expense in connection therewith.

            (l) Keys and Original Documents. Keys to all locks at each Facility (in Prudential's and/or Prudential's building managers' possession) and originals or, if originals are not available, copies, of the Leases and Contracts (unless canceled as set forth herein) encumbering any of the Facilities on the Closing Date.

            (m) Transfer Taxes. If applicable, duly completed and signed real estate transfer tax returns.

            (n) Registration Rights Agreement. An amended and restated registration rights agreement in the form of EXHIBIT Q attached hereto and incorporated herein by this reference (the "REGISTRATION RIGHTS AGREEMENT") duly executed by Prudential.

            (o) Excepted Holder Agreement. An excepted holder agreement in the form of EXHIBIT R attached hereto and incorporated herein by this reference (the "EXCEPTED HOLDER AGREEMENT") duly executed by Prudential.

            (p) Other Documents. Such other documents as may be reasonably required by Title Company or as may be agreed upon by Prudential and Meridian to consummate the Transaction.

      6.5 Meridian Closing Deliveries. At the Closing, Meridian shall deliver or cause to be delivered to Prudential the following:

            (a) Acquisition Cash. The Acquisition Cash, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Meridian at Closing.

            (b) Assignment of Leases. An Assignment of Leases for each Facility executed and acknowledged by Meridian.

            (c) Assignment of Equipment Leases, Commission Agreements and Service Contracts. An Assignment of Contracts for each Facility executed and acknowledged by Meridian.

            (d) Meridian's Certificates. The certificate of Meridian with respect to each Facility, as required under Article 4 hereof and a certificate of Meridian certifying as to the matters set forth in Section 8.1.

            (e) Evidence of Authority. Documentation to establish to Prudential's reasonable satisfaction the due authorization of Meridian's acquisition of the Facilities and Meridian's delivery of the documents required to be delivered by Meridian pursuant to this Agreement (including, but not limited to, the organizational documents of Meridian, as they may have been amended from time to time, resolutions of Meridian and incumbency certificates of Meridian.

            (f) Transfer Taxes. If applicable, duly completed and signed real estate transfer tax returns.

            (g) Registration Rights Agreement. The Registration Rights Agreement for the benefit of Prudential and duly executed by Meridian.

            (h) Excepted Holder Agreement. The Excepted Holder Agreement duly executed by Meridian.

            (i) Evidence of Acquisition Common Stock Delivery. In accordance with Section 6.1(v), Meridian shall present evidence that the Escrow Agent has received a share certificate representing the Acquisition Common Stock.

            (j) Other Documents. Such other documents as may be reasonably required by Title Company or may be agreed upon by Prudential and Meridian to consummate the Transaction.

      6.6 Delivery of Deeds. Effective upon delivery of the Deeds, actual and exclusive possession of each Facility (subject only to the Permitted Exceptions) and risk of loss to the Facilities shall pass from Prudential to Meridian.


                        ARTICLE 7 - CONDITIONS TO CLOSING

      7.1 Conditions Precedent to Obligations of Prudential. Prudential's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Prudential by an express written waiver, at its sole option:

            (a) Representations True; Performance of Covenants. All representations and warranties made by Meridian in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date and Meridian shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date.

            (b) Meridian's Deliveries Complete. Meridian shall have delivered the Acquisition Cash and the Acquisition Common Stock required hereunder and all of the documents to be executed by Meridian set forth in Section 6.5 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Meridian at or prior to the Closing.

            (c) Opinion of Meridian's Counsel. On the Closing Date, Prudential shall have received an opinion of Vinson & Elkins L.L.P., counsel for Meridian, substantially in the form of EXHIBIT S attached hereto and incorporated herein by this reference, and dated as of the Closing Date. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of Meridian and by government officials, and upon such other documents as such counsel deem appropriate as a basis for such opinion. Such counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. To the extent such opinion concerns the laws of any other such jurisdiction, such counsel may either provide an opinion of counsel admitted to practice in such jurisdiction (which counsel shall be reasonably acceptable to Prudential) in lieu of its own opinion or rely upon the opinion of such counsel. Prudential hereby agrees that the firm of Ballard

Spahr Andrews & Ingersoll is acceptable to Prudential for purposes of providing such opinions involving the laws of the State of Maryland. To the extent that any opinion rendered by counsel admitted to practice in another jurisdiction or relied upon by Vinson & Elkins L.L.P., including any exception or limitation thereto, is materially different from the opinion to be delivered at Closing by Vinson & Elkins L.L.P. such opinion shall be reasonably satisfactory to Prudential and a copy of such opinion shall be delivered to Prudential at the Closing.

            (d) No Material Adverse Effect. There shall not have occurred any event which has had, or could reasonably be expected to have, a Material Adverse Effect subsequent to March 31, 1997.

            (e) Meridian Closing Certificate. At the Closing Date, Prudential shall have received a certificate, dated the Closing Date, signed by an authorized officer of Meridian in such capacity and not individually to the effect set forth in Subsections 7.1(a) and (d), and stating that the conditions specified in this Section 7.1 have been satisfied at the Closing Date.

            (f) Meridian Officers' Certificate/Incumbency. At the Closing Date, Prudential shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of Meridian in such capacity and not individually and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Charter, (B) Bylaws and (C) resolutions duly adopted by the Board of Directors of Meridian authorizing the execution and delivery of the documents relating to the Transaction and the issuance and sale of the Acquisition Common Stock, (ii) the incumbency of officers executing this Agreement and the other documents relating to the Transaction, and (iii) that attached thereto is a specimen of the share certificate for the Acquisition Common Stock.

            (g) Transaction Not Prohibited. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

            (h) Meridian Shareholder Approval. The shareholders of Meridian shall have granted any requisite approvals necessary in connection with the issuance of the Acquisition Common Stock to Prudential.

            (i) Other Approvals. All Approvals set forth in Schedule 8.1.5 and
Schedule 8.1.10 shall have been received or the applicable waiting periods shall have expired.

            (j) REOC Requirement. Prudential shall be reasonably satisfied that Meridian is qualified as a REOC.

            (k) ERISA Compliance. Prudential shall be reasonably satisfied that the Transaction complies in all respects with ERISA and would not be a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

            (l) Voting Rights. Meridian shall have taken all actions necessary to ensure that Prudential shall have full voting rights with respect to the Acquisition Common Stock (including, without limitation, obtaining approvals of the Board of Directors of Meridian and amending the Charter or Bylaws of Meridian, as applicable).

            (m) Listing Approval. The Acquisition Common Stock shall have been approved for listing on the NYSE.

      7.2 Conditions Precedent to Obligations of Meridian. Meridian's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Meridian by an express written waiver, at its sole option:

            (a) Representations True; Performance of Covenants. Subject to the provisions of Section 8.3, all representations and warranties made by Prudential in this Agreement, as the same may be amended as provided in Section 8.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date and Prudential shall have complied in all material respects with all agreements required to be performed by it hereunder at or prior to the Closing Date and Prudential shall have provided such evidence thereof as Meridian may reasonably request.

            (b) Title Conditions Satisfied. At the time of the Closing, title to each Facility shall be as provided in Article 3 of this Agreement.

            (c) Prudential's Deliveries Complete. Prudential shall have delivered all of the documents and other items required pursuant to Section 6.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Prudential at or prior to the Closing.

            (d) Transaction Not Prohibited. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restricts the transactions contemplated by this Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Law of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

            (e) Stock Ownership Limitations. The Acquisition Common Stock owned by Prudential will not cause Meridian to be treated as the owner of a 9.8% or more interest in any tenant of Meridian listed on Annex 1 to the Excepted Holder Agreement.

            (f) Prudential Authorization. At the Closing, Meridian shall have received a certificate, dated the Closing Date, signed an officer of Prudential in such capacity and not individually to the effect set forth in Subsection
8.2.1 and certifying that Prudential has received all necessary internal approvals and authorizations necessary in connection with its purchase of the Acquisition Common Stock.

      7.3 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Meridian or Prudential may elect in writing to waive the benefit of any such condition set forth in Section 7.1 or Section 7.2, respectively. By closing the Transaction,
(i) Prudential shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.1, and (ii) Meridian shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.2. Subject to Prudential's right to extend the Closing as provided under this Agreement, in the event any of the conditions set forth in Sections 7.1 or 7.2 are neither waived nor fulfilled by September 30, 1997 or if such date is not a business day, the next business day thereafter, Meridian or Prudential (as appropriate) may terminate their obligations to perform at the Closing and otherwise under this Agreement in accordance with the provisions of Article 10.


                   ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

      .1 Meridian's Representations. Meridian represents and warrants to, and covenants with, Prudential as of the date hereof as follows:

            .1.1 Organization, Good Standing and Authority. (a) Meridian is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and on or before the Closing Date shall be duly qualified and in good standing in the States in which the Facilities are located, except to the extent that Meridian's failure to obtain such qualification or good standing would not individually or in the aggregate have a Material Adverse Effect. Each Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Meridian (each a "MERIDIAN AFFILIATE" and collectively, the "MERIDIAN AFFILIATES") is a corporation or other entity duly organized, validly existing and, with respect to each Meridian Affiliate that is a corporation, in good standing under the laws of its state of incorporation or formation, as the case may be. Meridian and each Meridian Affiliate is duly qualified or licensed and, with respect to each Meridian Affiliate that is a corporation, in good standing as a foreign corporation and authorized to do business, in each jurisdiction in which the ownership or leasing of its properties or the character of its operations makes such qualification, licensing or authorization necessary, except where the failure to obtain such qualification, license, authorization or good standing would not individually or in the aggregate have a Material Adverse Effect. Meridian has all requisite corporate power and authority to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Meridian, to perform its obligations hereunder and thereunder. Meridian and each Meridian Affiliate has all requisite authority to own its assets and to carry on its business as presently proposed to be conducted except where a lack of such corporate power or authority could not reasonably be expected to have a Material Adverse Effect.

            (a) Meridian has delivered to Prudential true, correct and complete copies of its certificate of incorporation and Bylaws.

            .1.2 Meridian's Authorization. This Agreement and all documents contemplated hereunder to be executed by Meridian, have been duly authorized by all requisite corporate action on the part of Meridian and are the valid and legally binding obligation of Meridian, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Meridian, nor the performance of the obligations of Meridian hereunder or thereunder will result in the violation of any provision of the Charter and Bylaws of Meridian or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Meridian is bound.

            .1.3 [Intentionally Omitted].

            .1.4 Capitalization. As of the date hereof, the equity capitalization of Meridian is as set forth in the balance sheet of Meridian included in the 1997 Form 10-Q, except for any shares of Common Stock issued under the Employee and Director Stock Plan since March 31, 1997. At the Closing Date, all of the outstanding shares of stock of Meridian will be duly and validly issued, fully paid and non-assessable and not subject to any preemptive rights of other shareholders. Except as set forth in the Current SEC Reports and in Schedule 8.1.4 or contemplated by the Employee and Director Stock Plan (i) there are no outstanding securities or indebtedness convertible into, exchangeable for, or carrying the right to acquire, Common Stock or other equity securities of Meridian, or subscriptions, warrants, options, rights, or other arrangements or commitments obligating Meridian to issue or dispose of any Common Stock or other equity securities or any ownership therein, (ii) there is no agreement or arrangement restricting the voting or transfer of any equity securities of Meridian, and (iii) there are no outstanding contractual obligations, commitments, understandings or arrangements of Meridian or any Meridian Affiliates to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of equity securities of Meridian or such Meridian Affiliate. Except with respect to statutory restrictions of general application, as provided in Meridian's Third Amended and Restated Articles of Incorporation (the "CHARTER") with respect to the Series B Preferred Stock and the terms of Meridian's Second Amended and Restated Revolving Credit Agreement with The First National Bank of Boston and certain other Banks named therein, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of Meridian's Common Stock. As of the date hereof, except as contemplated by the Registration Rights Agreement and the Investor Rights Agreement and except as set forth in
Schedule 8.1.4, there, there are no agreements or arrangements to which any of Meridian or the Meridian Affiliates is a party pursuant to which Meridian is or could be required to register shares of Common Stock or other securities under the Securities Act.

            .1.5 Conflicting Agreements and Other Matters. Neither Meridian nor any Meridian Affiliate is a party to any contract or agreement or subject to any articles of incorporation or other corporate restriction compliance with which could reasonably be expected to have a Material Adverse Effect. Assuming the filing of a Form D with the Commission, the listing of the Acquisition Common

Stock on the NYSE and the accuracy of the representations and warranties of, and the performance of the agreements of, Prudential set forth in Section 8.2 and elsewhere herein, neither the execution and delivery of the documents relating to the Transaction nor fulfillment of nor compliance with the terms and provisions thereof, nor the issuance of the Acquisition Common Stock will (i) violate any provision of any law presently in effect or in effect at the Closing Date having applicability to Meridian or any Meridian Affiliate or any of their properties including, without limitation, to, the Facilities, except such violations as could not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in a breach of or constitute a default under the Charter or Bylaws or any other organizational document of either Meridian or any Meridian Affiliate, (iii) except as set forth in Schedule 8.1.5, require any consent, approval or notice under, or conflict with or result in a breach of, constitute a default or accelerate any right under, any note, bond, mortgage, license, indenture or loan or credit agreement, or any other agreement or instrument, to which Meridian or any Meridian Affiliate is a party or by which any of their respective properties is bound, except such consents, approvals, notices, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect or (iv) result in, or require the creation or imposition of, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind (each individually a "LIEN" and collectively referred to as "LIENS") upon or with respect to any of the properties now owned or hereafter acquired by Meridian or any Meridian Affiliate. Neither Meridian nor any Meridian Affiliate is bound by any agreement which would impose upon Prudential any personal obligation or personal liability which is greater than the personal obligations and personal liabilities imposed upon Prudential under this Agreement, the Registration Rights Agreement and the Excepted Holder Agreement to be entered into by Meridian and Prudential. In addition, Meridian is not aware of any facts or circumstances that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            .1.6 Due Execution, etc. This Agreement, constitutes, and when executed and delivered by Meridian at the Closing each of the Registration Rights Agreement and the Excepted Holder Agreement will constitute, a legal, valid and binding obligation of Meridian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

            .1.7 Litigation, Proceeding, etc. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of Meridian, threatened against or affecting Meridian or any Meridian Affiliate or any of their respective properties before or by any Governmental Entity which
(i) challenges the legality, validity or enforceability of any of the documents relating to the Transaction or the Acquisition Common Stock or (ii) could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect or (iii) would (individually or in the aggregate) impair the ability of Meridian to perform fully on a timely basis any obligations which it has under any of the documents relating to the Transaction.

            .1.8 No Default or Violation. Neither Meridian nor any Meridian Affiliate is (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such defaults or violations as could not reasonably be expected to have a Material Adverse Effect, (ii) in violation of any Order of any

Governmental Entity, except for such violations as could not reasonably be expected to have a Material Adverse Effect, or (iii) in violation of any law which could reasonably be expected to (A) adversely affect the legality, validity or enforceability of the documents relating to the Transaction, (B) have a Material Adverse Effect or (C) adversely impair Meridian's ability or obligation to perform fully on a timely basis any obligation which it has under the documents relating to the Transaction.

            .1.9 Status of Acquisition Common Stock. The issuance of the Acquisition Common Stock has been duly authorized by all necessary corporate action on the part of Meridian and such shares, when delivered to Prudential at the Closing as part of the Purchase Price as provided herein, will be validly issued, fully paid and non-assessable and the issuance and sale of the Acquisition Common Stock is not and will not be subject to preemptive rights of any other shareholder of Meridian.

            .1.10 Governmental Consents, etc. Except as may be required under any applicable securities law in connection with the performance by Meridian of its obligations under the Registration Rights Agreement, and except for the filing of a Form D with the Commission and the listing of the Acquisition Common Stock on the NYSE and assuming the accuracy of the representations and warranties of, and the performance of the agreements of, Prudential set forth herein, no authorization, consent, approval, waiver, license, qualification or formal exemption from, nor any filing, declaration, qualification or registration with, any Governmental Entity or any securities exchange is required in connection with the execution, delivery or performance by Meridian of this Agreement and the issuance, sale or delivery of the Acquisition Common Stock except for those that (i) have been made or obtained by Meridian as of the date hereof or (ii) are set forth in Schedule 8.1.10 and by the Closing shall be made or received by Meridian. At the Closing Date, Meridian will have made all filings and given all notices to Governmental Entities and obtained all necessary ordinances, registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations from any Governmental Entity, to own or lease its properties and to conduct its facilities and businesses as currently conducted, except where failure to do so could not reasonably be expected to have a Material Adverse Effect. At the Closing Date, all such registrations, declarations, approvals, orders, consents, qualifications, franchises, certificates, permits and authorizations, the failure of which to file, give notice of or obtain could reasonably be expected to have a Material Adverse Effect, will be in full force and effect. The assets of Meridian qualify as exempt assets for purposes of the Hart-Scott-Rodino Act and no filing under the Hart-Scott-Rodino Act is required in connection with the sale and issuance of the Acquisition Common Stock hereunder.

            .1.11 Private Offering. Neither Meridian nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Meridian under circumstances which would require the integration of such offering with the offering of the Acquisition Common Stock under the Securities Act) which might subject the offering, issuance or sale of the Acquisition Common Stock to the registration requirements of Section 5 of the Securities Act.

            .1.12 ERISA.

                  (a) Meridian Status. Meridian currently qualifies as a "real estate operating company" ("REOC") within the meaning of 29 C.F.R. Section 2510.3-101(e), and has qualified as a REOC during all valuation periods within the meaning of 29 C.F.R. Section 2510.3-101(d)(5).

                  (b) Benefit Plans. To the extent applicable, the Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code (including reporting requirements). Neither any Benefit Plan nor Meridian nor any Subsidiary has incurred any liability or penalty under
      Section 4975 of the Code or Section 502(i) of ERISA. Each Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending, or to knowledge of Meridian threatened, material claims (other than claims for benefits pursuant to the terms of any such plan) against or otherwise involving any of the Benefit Plans and no action has been brought against or with respect to any Benefit Plan, and neither Meridian nor any Subsidiary of Meridian has incurred any material liability to any party with respect to any Benefit Plan. All contributions required to be made to the Benefit Plans have been made or provided for as of the date hereof. No Benefit Plan is subject to Title IV of ERISA and neither Meridian nor any Subsidiary has, within six years prior to the date of this Agreement, contributed to or had any obligation to contribute to any employee benefit plan subject to Title IV of ERISA. For purposes of this Section 8.1.12, (i) the term Meridian includes any entity required to be treated as a single employer with Meridian pursuant to Code Section 414(b), (c), (m) or (o) and (ii) provisions of ERISA or the Code include regulations prescribed under such provisions.

                  (c) Arms' Length Transaction. The terms of this Transaction have been negotiated and determined at arms'-length, and are not less favorable to Prudential than the terms that would be available generally in an arms'-length transaction between unrelated parties.

                  (d) Meridian is not a party in interest, as defined in Section 3(14) of ERISA, with respect to any employee benefit plan set forth in
      Schedule 8.2.9.

Meridian hereby agrees to execute such documents or provide such information as Prudential may require in connection with the forgoing representations in this
Section 8.1.12. Prudential shall not be obligated to consummate the Transaction unless and until Prudential is satisfied that the Transaction complies in all respects with ERISA. The obligations of Meridian under this section shall survive the Closing and shall not be merged therein.

            .1.13 Insurance. At Closing, Meridian and the Meridian Affiliates will have (i) with respect to each property owned by Meridian (including, without limitation, the Facilities), "all risk" property insurance, including fire, flood, earthquake, extended coverage and rental loss insurance and (ii) with respect to Meridian, the Meridian Affiliates and each property owned by Meridian (including, without limitation, the Facilities), general commercial liability insurance, in each case under such terms and in such amounts and covering such risks that are customary for properties and businesses similar to those of Meridian and the Meridian Affiliates. There are currently no outstanding material losses for which

Meridian or any of the Meridian Affiliates has failed to give or present notice or claim under any policy. Policies for all the insurance are in full force and effect and none of Meridian or Meridian Affiliates is in default in any material respect under any of the policies.

            .1.14 Information Provided. Neither this Agreement, the schedules and exhibits hereto, the Current SEC Reports nor any other written document delivered to Prudential in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, in light of the circumstances under which it was made, not misleading, and all material information regarding Meridian and the Meridian Affiliates is provided therein.

            .1.15 No Other Liabilities. Except as set forth in Schedule 8.1.15, neither Meridian nor any Meridian Affiliate will have any material liability, whether absolute, accrued, contingent or otherwise, except liabilities (i) reflected on the consolidated balance sheet of Meridian and the Meridian Affiliates as at March 31, 1997, or (ii) liabilities that (1) are incurred by Meridian and the Meridian Affiliates after March 31, 1997 in the ordinary course of business and (2) could not reasonably be expected to have a Material Adverse Effect.

            .1.16 Taxes; REIT Status. Each of Meridian and the Meridian Affiliates has filed all tax returns that are required to be filed with any Governmental Entity and has paid all taxes due pursuant to the tax returns or any assessment received by it or otherwise required to be paid, except taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Material Adverse Effect. Meridian (i) elected to be taxed as a "real estate investment trust" as defined in Section 856 of the Code ("REIT") effective for each of the taxable years since Meridian has been incorporated, other than the 1996 taxable year (as to which Meridian covenants that it will timely make such election) (ii) has not revoked such election, (iii) qualifies for taxation as a REIT for each such taxable year and for its current taxable year and (iv) has not sold or otherwise disposed of any assets which could give rise to a material amount of tax pursuant to any election made by Meridian under Notice 88-19, 1988-1 CB486 and does not expect to effect any such sale or other disposition.

            .1.17 Compliance with Laws. Neither Meridian nor any Meridian Affiliate has been in or is in, and none of them has received notice of, violation of or default with respect to, any law or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, except for violations or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            .1.18 Meridian Affiliates.

                  (i) The 1996 Form 10-K sets forth a correct and complete list of all Meridian Affiliates as of the date hereof.

                  (ii) As of the date hereof, except as set forth on Schedule 8.1.18, all outstanding shares of capital stock or other evidences of equity ownership of each Meridian Affiliate are duly authorized, validly issued, fully paid and nonassessable and are owned directly or indirectly, beneficially and of record by Meridian, free and clear of all Liens.

            .1.19 Material Contracts. (a) The 1997 Form 10-Q, the 1996 Form 10-K and Schedule 8.1.4 includes a correct and complete list of the following with respect to Meridian and any Meridian Affiliate: (1) agreements with any shareholder having beneficial ownership of 5% or more of the shares of Common Stock of Meridian or such Meridian Affiliate then issued and outstanding, director or officer of Meridian or such Meridian Affiliate and all shareholders' agreements and voting trusts; and (2) agreements not made in the ordinary course of business and which could reasonably be expected to result in a Material Adverse Effect.

      (b) All property management agreements to which Meridian is a party provide for a right (without payment of any penalty or termination fee) of Meridian to terminate such agreement upon a 30-day prior written notice and Meridian shall deliver each such agreement reasonably requested by Prudential within ten (10) days after the date of such request.

            .1.20 No Restrictions on Acquisition Common Stock. As of the Closing Date, subject to satisfaction of Section 7.1(k), no provision of the Charter or Bylaws of Meridian, any other agreement, indenture or other instrument to which Meridian or its properties are subject, or any law applicable to Meridian, (i), except as provided in the Excepted Holder Agreement, directly or indirectly restricts or impairs the right or ability of Prudential to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to the Acquisition Common Stock, including without limitation, restrictions based upon the size of the security holdings of Prudential, the business in which it is engaged or other considerations applicable to it and not to security holders generally, or (ii) provides any other security holder of Meridian with any preemptive rights.

            .1.21 SEC Documents. Meridian has filed with the Securities and Exchange Commission (the "COMMISSION") all reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by Meridian (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). Meridian has delivered or made available to Prudential all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The consolidated financial statements of Meridian and Meridian Affiliates included in all SEC Documents, including any amendments thereto (the "SEC FINANCIAL STATEMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.

            .1.22 No Merger Agreements. As of the date hereof, except as set forth in Schedule 8.1.22, none of Meridian or Meridian Affiliates has entered into any agreement with any person or entity which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation thereof with respect to a merger or consolidation with any of Meridian or Meridian Affiliates, or any other acquisition of substantial amount of the assets of Meridian or Meridian Affiliates.

            .1.23 Certain Actions by Meridian. Meridian has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Meridian's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Meridian's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Meridian's assets, (v) admitted in writing Meridian's inability to pay its debts as they come due; or (vi) made an offer of settlement, extension, or composition to its creditors generally.

            .1.24 Facilities Sold "AS-IS". Except as expressly set forth herein, Meridian acknowledges and agrees that each Facility is to be sold on an "As-Is, Where-Is" basis, and Meridian will rely entirely upon its own inspections and analysis of the Facilities. Without in any way limiting the foregoing, Meridian hereby specifically acknowledges and agrees that:

      (A) THE FACILITIES SHALL BE SOLD, AND MERIDIAN SHALL ACCEPT POSSESSION OF EACH FACILITY ON THE CLOSING DATE, "AS IS, WHERE IS, WITH ALL FAULTS", WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE;

      (B)   EXCEPT FOR PRUDENTIAL'S REPRESENTATIONS AND WARRANTIES SET FORTH IN
            SECTION 8.2 HEREOF, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ANY ESTOPPEL LETTER DELIVERED BY SELLER IN ACCORDANCE WITH THE TERMS OF SECTION 6.4 HEREOF, AND THE LIMITED WARRANTIES OF TITLE TO BE GIVEN IN THE DEEDS (HEREIN COLLECTIVELY CALLED THE "PRUDENTIAL'S WARRANTIES"), NONE OF PRUDENTIAL, ITS COUNSEL, ITS SALES AGENTS, NOR ANY PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF PRUDENTIAL, ITS COUNSEL, BROKER, OR ITS SALES AGENTS, NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING (ALL OF WHICH PARTIES ARE HEREIN COLLECTIVELY CALLED THE "PRUDENTIAL PARTIES") HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO MERIDIAN WITH RESPECT TO ANY FACILITY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF THE INVESTIGATIONS; AND MERIDIAN HAS CONFIRMED INDEPENDENTLY ALL INFORMATION THAT IT CONSIDERS MATERIAL TO ITS PURCHASE OF THE FACILITIES OR THE TRANSACTION.

      (C) MERIDIAN SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT FOR PRUDENTIAL'S WARRANTIES (AS SUCH TERM IS HEREIN DEFINED), MERIDIAN IS NOT RELYING ON (AND PRUDENTIAL AND EACH OF THE OTHER PRUDENTIAL PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM PRUDENTIAL OR ANY OTHER PRUDENTIAL PARTIES, AS TO: (I) THE OPERATION OF ANY FACILITY OR THE INCOME POTENTIAL, USES, OR MERCHANTABILITY OR FITNESS OF ANY PORTION OF ANY SUCH FACILITY FOR A PARTICULAR PURPOSE; (II) THE PHYSICAL CONDITION OF ANY FACILITY OR THE CONDITION OR SAFETY OF ANY FACILITY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF SUCH FACILITY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (III) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, OR UNDER ANY FACILITY; (IV) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (V) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION;
            (VI) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES; (VII) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN PRUDENTIAL'S BOOKS AND RECORDS CONCERNING ANY FACILITY OR SET FORTH IN ANY OF PRUDENTIAL'S OFFERING MATERIALS WITH RESPECT TO THE FACILITIES; (VIII) THE DIMENSIONS OF ANY FACILITY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO ANY FACILITY; (IX) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF ANY FACILITY OR THE ECONOMIC STATUS OF ANY FACILITY; (X) THE ABILITY OF MERIDIAN TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR MERIDIAN'S INTENDED USE AND DEVELOPMENT OF ANY FACILITY OR ANY OF THE DOCUMENTS; (XI) THE LEASING STATUS OF ANY FACILITY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF ANY FACILITY; AND (XII) PRUDENTIAL'S OWNERSHIP OF ANY PORTION OF ANY FACILITY. MERIDIAN FURTHER ACKNOWLEDGES AND AGREES THAT PRUDENTIAL IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER WHICH MAY OR MAY NOT BE KNOWN TO PRUDENTIAL, ITS OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES.

      (D) ANY REPORTS, REPAIRS OR WORK REQUIRED BY MERIDIAN ARE THE SOLE RESPONSIBILITY OF MERIDIAN, AND MERIDIAN AGREES THAT THERE IS NO OBLIGATION ON THE PART OF PRUDENTIAL TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY FACILITY OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. MERIDIAN IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR
            TRANSFER OR OCCUPANCY OF THE FACILITIES AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT MERIDIAN'S SOLE COST AND EXPENSE.

      (E) MERIDIAN, FOR MERIDIAN AND MERIDIAN'S SUCCESSORS AND ASSIGNS, HEREBY RELEASES PRUDENTIAL FROM, AND WAIVES ALL CLAIMS AND LIABILITY AGAINST PRUDENTIAL FOR OR ATTRIBUTABLE TO THE
            FOLLOWING:

            (i) ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY PRUDENTIAL PARTIES TO MERIDIAN OR ITS AGENTS OR REPRESENTATIVES, EXCEPT FOR PRUDENTIAL'S WARRANTIES (AS SUCH TERM IS HEREIN DEFINED); AND

            (ii) ANY STRUCTURAL, PHYSICAL OR ENVIRONMENTAL CONDITION AT ANY FACILITY, INCLUDING WITHOUT LIMITATION, CLAIMS OR LIABILITIES RELATING TO THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER ANY FACILITY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON CERCLA (COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, 42 U.S.C. "9601 ET SEQ., AS AMENDED BY SUPERFUND AMENDMENT AND REAUTHORIZATION ACT OF 1986 AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, 42 U.S.C. "6901 ET SEQ., OR ANY RELATED CLAIMS OR CAUSES OF ACTION OR ANY OTHER FEDERAL OR STATE BASED STATUTORY OR REGULATORY CAUSES OF ACTION FOR ENVIRONMENTAL CONTAMINATION AT, IN OR UNDER ANY FACILITY.

      (F) EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN THIS SUBSECTION 8.1.24(F), MERIDIAN HEREBY ASSUMES AND TAKES RESPONSIBILITY AND LIABILITY FOR ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES, DEMANDS AND OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER ATTRIBUTABLE TO THE FACILITIES, WHETHER ARISING OR ACCRUING BEFORE OR AFTER THE DATE HEREOF AND WHETHER ATTRIBUTABLE TO EVENTS OR CIRCUMSTANCES WHICH HAVE HERETOFORE OR MAY HEREAFTER OCCUR, INCLUDING, WITHOUT

            LIMITATION, ALL LOSSES, COSTS, CLAIMS, LIABILITIES, EXPENSES AND DEMANDS WITH RESPECT TO THE STRUCTURAL, PHYSICAL OR, EXCEPT AS PROVIDED IN CLAUSES (iii) AND (iv) BELOW, ENVIRONMENTAL CONDITION OF ANY FACILITY (INCLUDING, WITHOUT LIMITATION, ANY HAZARDOUS MATERIALS, IN AT, UNDER OR ABOUT ANY FACILITY) AND MERIDIAN AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS PRUDENTIAL FROM ANY LOSS, COST, CLAIM, LIABILITY, EXPENSE OR DEMAND WITH RESPECT THERETO. BY ITS EXECUTION OF THIS AGREEMENT, MERIDIAN HEREBY AGREES THAT IT SHALL AT ALL TIMES COMPLY WITH ALL APPLICABLE FEDERAL, STATE AND LOCAL LAWS, RULES AND REGULATIONS INVOLVING HAZARDOUS MATERIALS IN, AT, UNDER OR ABOUT THE FACILITY OR THEIR REMOVAL FROM ANY FACILITY. NOTWITHSTANDING THE FOREGOING, HOWEVER, MERIDIAN DOES NOT ASSUME (AND SHALL NOT BE REQUIRED TO INDEMNIFY PRUDENTIAL FOR) ANY RESPONSIBILITY OR LIABILITY ARISING OUT OF OR IN CONNECTION WITH:

            (i) ANY CLAIMS MADE OR CAUSES OF ACTION BROUGHT BY ANY THIRD PARTY UNRELATED TO MERIDIAN ALLEGING A DEFAULT OR BREACH BY PRUDENTIAL WHICH IS ALLEGED TO HAVE OCCURRED PRIOR TO THE CLOSING DATE UNDER ANY CONTRACT OR AGREEMENT (OTHER THAN ANY LEASE) ENTERED INTO BETWEEN PRUDENTIAL AND ANY SUCH CLAIMANT; PROVIDED, HOWEVER, THAT MERIDIAN SHALL BE DEEMED TO ASSUME AND SHALL INDEMNIFY PRUDENTIAL IN ACCORDANCE WITH THE TERMS OF THIS SUBSECTION 8.1.24(F) WITH RESPECT TO ANY SUCH CLAIMS OR CAUSES OF ACTION TO THE EXTENT THAT THE SAME RELATE TO ANY ALLEGED DEFAULTS OR THE BREACH OF ANY OF THE LEASES, IT BEING UNDERSTOOD AND AGREED BY MERIDIAN AND PRUDENTIAL THAT MERIDIAN SHALL RELY SOLELY UPON ITS DUE DILIGENCE WITH RESPECT TO THE FACILITIES, PRUDENTIAL'S WARRANTIES AND SUCH TENANT ESTOPPEL CERTIFICATES AS MERIDIAN MAY RECEIVE ON OR BEFORE THE CLOSING DATE WITH RESPECT TO PROTECTION AGAINST ANY ALLEGED BREACH OR DEFAULT BY PRUDENTIAL UNDER ANY OF THE LEASES THAT MAY HAVE OCCURRED PRIOR TO THE CLOSING DATE; OR

            (ii) ANY TORT CLAIMS MADE OR BROUGHT BY A THIRD PARTY UNRELATED TO MERIDIAN WHICH ARISE FROM ANY ACTS OR OMISSIONS OF PRUDENTIAL WHICH OCCURRED DURING THE TIME THAT PRUDENTIAL OWNED FEE TITLE TO THE FACILITY;
            (iii) ANY CLAIMS MADE OR CAUSES OF ACTION BROUGHT BY ANY
                  GOVERNMENTAL ENTITY WITH RESPECT TO HAZARDOUS MATERIALS DEPOSITED OR PLACED IN, AT ABOUT OR UNDER THE FACILITIES DURING THE TIME THAT PRUDENTIAL OWNED FEE TITLE TO THE FACILITIES UNLESS:

                  (a) MERIDIAN KNOWS OR IS DEEMED TO KNOW (AS DEFINED IN SUBSECTION 8.3.3 HEREOF) OF SUCH CLAIM OR CAUSE OF ACTION ON OR BEFORE THE CLOSING DATE; OR

                  (b) THE GOVERNMENTAL ENTITY THAT BRINGS ANY SUCH CLAIMS OR CAUSES OF ACTION IS AN OWNER OR TENANT OF THE FACILITY THAT SUCH CLAIM OR CAUSE OF ACTION RELATES TO AT THE TIME SUCH CLAIM OR CAUSE OF ACTION IS BROUGHT OR MADE.

            (iv) ANY CLAIMS MADE OR CAUSES OF ACTION BROUGHT BY ANY THIRD PARTY UNRELATED TO MERIDIAN (EXCLUDING GOVERNMENTAL ENTITIES) WITH RESPECT TO HAZARDOUS MATERIALS DEPOSITED OR PLACED IN, AT, ABOUT OR UNDER THE FACILITY PRIOR TO THE CLOSING DATE.

      Meridian is familiar with California Civil Code Section 1542 the text of which is set forth as follows:

            Section 1542 of the California Civil Code provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

For a valuable consideration, Meridian hereby waives its rights, if any, under
Section 1541.

                                    MERIDIAN'S INITIALS     ________________


The representations and warranties of Meridian in this Agreement shall survive the Closing and be true and correct in all material respects on and as of the Closing as if such representations and warranties were made on and as such date (subject to revisions to reflect changed circumstances or knowledge obtained between execution of the Agreement and the Closing.

      .2 Prudential's Representations. Prudential represents and warrants to Meridian as of the date hereof as follows:

            .2.1 Prudential's Authorization. Prudential is (a) duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the States in which the Facilities are located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Prudential, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Prudential and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Prudential have been duly authorized by all requisite corporate action on the part of Prudential and are the valid and legally binding obligation of Prudential enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Prudential nor the performance of the obligations of Prudential hereunder or thereunder will result in the violation of any provision of the articles of incorporation and by-laws of Prudential or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Prudential is bound.

            .2.2 Investment Intent. Prudential represents and warrants to Meridian that the Acquisition Common Stock to be acquired by it hereunder is being acquired for its own account for investment and with no intention of distributing or reselling such Acquisition Common Stock or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State or any foreign country or jurisdiction.

            .2.3 Transfer Restrictions. If Prudential should decide to dispose of any of the Acquisition Common Stock, Prudential understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "TRANSFER") of any Acquisition Common Stock other than pursuant to an effective registration statement, Meridian may require that the transferor of such Acquisition Common Stock provide to Meridian an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to Meridian, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any State or foreign securities laws. Prudential agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Acquisition Common Stock:

                  THE SHARES OF COMMON STOCK (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO MERIDIAN AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

      The legend set forth above may be removed if and when the Acquisition Common Stock represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to Meridian. The share certificates shall also bear legends regarding permitted ownership levels of Acquisition Common Stock and any additional legends required by applicable Federal, State or foreign securities Laws or necessary under applicable tax Laws, which legends may be removed when, in the opinion of counsel to Meridian, the same are no longer required under the Charter or the applicable requirements of such securities or tax Laws. Prudential agrees that, in connection with any Transfer of Acquisition Common Stock by it pursuant to an effective registration statement under the Securities Act, Prudential will comply with all prospectus delivery requirements of the Securities Act. Meridian makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Acquisition Common Stock.

            .2.4 Stop Transfer Instruction. Prudential agrees that Meridian shall be entitled to make a notation on its records and give instructions to any transfer agent for the Acquisition Common Stock in order to implement the restrictions on transfer set forth in this Agreement.

            .2.5 Prudential Status. Prudential represents and warrants to, and covenants and agrees with, Meridian that (i) at the time Prudential was offered the Acquisition Common Stock, Prudential was, (ii) at the date hereof, Prudential is, and (iii) at the Closing Date, Prudential will be, a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or an "accredited investor" as defined in Rule 501 under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating Meridian and an investment in the Acquisition Common Stock, and is able to bear the economic risk of such investment.

            .2.6 Authority. Prudential represents and warrants to Meridian that, assuming the accuracy of the representation of Meridian in Section 8.1.10 hereof, (i) as of the Closing Date, the purchase of the Acquisition Common Stock to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of Prudential, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Acquisition Common Stock to be purchased by it does not conflict with or violate (A) its articles of incorporation or bylaws or (B) any Law applicable to it in a manner that could materially hinder or impair the completion of the transactions contemplated hereby; and (iii) the purchase of Acquisition Common Stock to be purchased by it does not impose any penalty or other onerous condition on Prudential that could materially hinder or impact the completion of the transactions contemplated hereby.

            .2.7 Access to Information. Prudential acknowledges as of the date hereof that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Meridian concerning the terms and conditions of the offering of the Acquisition Common Stock and the merits and risks of investing in the Acquisition Common Stock; (ii) access to information about Meridian, Meridian's financial condition, pro forma results of operations, business properties, management and prospects sufficient to enable it to evaluate its investment in the Acquisition Common Stock; and (iii) the opportunity to obtain such additional information which Meridian possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Documents.

            .2.8 Reliance. Prudential also understands and acknowledges that (i) the Acquisition Common Stock is being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that Meridian and, for purposes of the opinion to be delivered to Prudential pursuant to Section 7.1(c) hereof, Vinson & Elkins L.L.P. will rely upon, the accuracy and truthfulness of the foregoing representations and Prudential hereby consents to such reliance.

            .2.9 Separate Account Investors. Prudential represents that each employee benefit plan, as defined in Section 3(3) of ERISA, that has an interest in a separate account on behalf of which Prudential is acting in this Transaction is set forth in Schedule 8.2.9.

            .2.10 Other Prudential's Representations. To Prudential's knowledge (as such term is hereinafter defined):

                  (a) Except as listed in EXHIBIT O attached hereto and incorporated herein by this reference, Prudential has not received (i) any written notice of pending litigation against Prudential which would, if determined adversely to Prudential, adversely affect the Facilities, or (ii) any written notice of pending or threatened condemnation with respect to any of the Facilities.

                  (b) Prudential has not entered into any service, supply, maintenance or utility contracts affecting any Facility which will be binding upon Meridian after the Closing other than the Contracts listed in EXHIBIT B attached hereto.

                  (c) Set forth in EXHIBIT C attached hereto is a list of (i) all certificates of occupancy, licenses and permits in Prudential's possession that are necessary and material to the operation of the Facilities and (ii) all personal property owned by Prudential that is necessary and material to the operation of the Facilities.

                  (d) As of the date of this Agreement, the only tenants of each Facility are the tenants listed with respect to each such Facility in EXHIBIT I attached hereto and incorporated herein by this reference.

                  (e) Except as listed in EXHIBIT O attached hereto, Prudential has not received any written notice from any governmental authority of any violation of any zoning, building, fire, or health code, statute, ordinance, rule or regulation applicable to any of the Facilities. Notwithstanding the foregoing, however, Prudential shall not be required to disclose to Meridian (and shall not be deemed to make any representation or warranty with respect to) any notices relating to the environmental condition of any of the Facilities or Hazardous Materials in, at, under or about any of the Facilities, it being acknowledged and agreed to by both Meridian and Prudential that Meridian will investigate and satisfy itself with regard to the environmental condition of each Facility and the presence or absence of Hazardous Materials during the Due Diligence Period, provided, however, that pursuant to and in accordance with the terms and limitations of Article 4 of this Agreement, in order to assist Meridian in its investigation of the environmental condition of the Facilities, Prudential has agreed (during the Due Diligence Period) to make available to Meridian and otherwise allow Meridian access to, certain non-confidential information regarding the Facilities, including, but not limited to, environmental reports of the Facilities.

            .2.11 No Other Agreements. Prudential has not entered into any currently effective agreement to sell or dispose of all of its interest in and to any of the Facilities (except for this Agreement and any options to purchase any Facility or a portion thereof that may be contained in any of the Leases).

      .3 General Provisions.

            .3.1 No Representation As to Leases. Prudential does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

            .3.2 Definition of "Prudential's Knowledge". All references in this Agreement to "PRUDENTIAL'S KNOWLEDGE" or words of similar import shall refer only to the actual knowledge of the Designated Employee with respect to each Facility and shall not be construed to refer to the knowledge of the Designated Employee of any other Facility, or any other officer, agent or employee of Prudential or any affiliate thereof, or to impose or have imposed upon the Designated Employee any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Meridian or the contents of files maintained by the Designated Employee. The "DESIGNATED EMPLOYEE" with respect to each Facility is the person designated as such next to the name of such Facility on EXHIBIT P attached hereto and incorporated herein by this reference. There shall be no personal liability on the part of any Designated Employee arising out of any representations or warranties made herein.

            .3.3 Prudential's Representations Deemed Modified. To the extent that Meridian knows or is deemed to know prior to the expiration of the Due Diligence Period that Prudential's representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Meridian's knowledge or deemed knowledge, as the case may be. For purposes of this Agreement, Meridian shall be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement, the Documents, any estoppel certificate executed by any tenant of any Facility and delivered to Meridian, or any studies, tests, reports, or analyses prepared by or for Meridian or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the "MERIDIAN'S REPRESENTATIVES") or otherwise obtained by Meridian or Meridian's Representatives contains information which is inconsistent with such representation or warranty.

            .3.4 Notice of Breach; Prudential's Right to Cure. If after the date hereof but prior to the Closing, Meridian or any Meridian's Representative obtains actual knowledge that any of the representations or warranties made herein by Prudential are untrue, inaccurate or incorrect in any material respect, Meridian shall give Prudential written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Prudential obtains knowledge that any of the representations or warranties made herein by Prudential are untrue, inaccurate or incorrect in any material respect, Prudential shall give Meridian written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Prudential shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed ninety (90) days) for the purpose of such cure. If Prudential is unable to so cure any misrepresentation or breach, then Meridian, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Prudential on the Closing Date, in which event this Agreement shall be terminated, and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect but is not untrue, inaccurate or incorrect in any material respect, Meridian shall be deemed to waive such misrepresentation or breach of warranty, and Meridian shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if Meridian's aggregate damages resulting from the untruth, inaccuracy or incorrectness of any of the representations or warranties are reasonably estimated by Meridian to exceed One Hundred Thousand Dollars ($100,000.00).

            .3.5 Survival. The representations and warranties made by Prudential in this Agreement shall survive the Closing and not be merged therein for a period of ninety (90) days and Prudential shall only be liable to Meridian hereunder for a breach of a representation and warranty made herein or in any of the documents executed by Prudential at the Closing with respect to which a claim is made by Meridian against Prudential on or before the ninetieth (90th) day after the date of the Closing.

            .3.6 Limitation on Prudential's Liability. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Prudential for Prudential's breaches of representations and warranties herein or in any documents executed by Prudential at Closing (including, but not limited to, any Prudential estoppel letters delivered pursuant to Section 6.4(e)) shall be limited as set forth in Section 14.16 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Meridian hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Prudential for damages that Meridian may incur, or to rescind this Agreement and the Transaction, as the result of any of Prudential's representations or warranties being untrue, inaccurate or incorrect if (a) Meridian knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Meridian's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $500,000.00.


                              ARTICLE 8 - COVENANTS


      .1 Meridian's Covenants. Meridian hereby covenants as follows:

            .1.1 Confidentiality. Meridian acknowledges that any information furnished to Meridian with respect to the Facilities is and has been so furnished on the condition that Meridian maintain the confidentiality thereof. Accordingly, Meridian shall hold, and shall cause its directors, officers and other personnel and representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Prudential until the Closing shall have been consummated, any of the information in respect of each Facility delivered to or for the benefit of Meridian whether by agents, consultants, employees or representatives of Meridian or by Prudential or any of its agents, representatives or employees, including, but not limited to, any information obtained by Meridian or any of Meridian's Representatives in connection with any studies, inspections, testings or analyses conducted by Meridian as part of its Due Diligence. In the event the Closing does not occur and this Agreement is terminated, Meridian shall promptly return to Prudential all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Meridian may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it, and (ii) as any governmental agency may require in order to comply with applicable laws or regulations. The provisions of this Subsection 9.1.1 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

            .1.2 Approvals not a Condition to Meridian's Performance. Meridian acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Meridian's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Meridian requests, or (d) endorsements to any of the Title Policies.

            .1.3 Meridian's Indemnity; Delivery of Reports. Meridian hereby agrees to indemnify, defend, and hold Prudential and the other Prudential Parties free and harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including attorneys fees and costs), arising out of or resulting from the entry and/or the conduct of activities upon any of the Facilities by Meridian, its agents, contractors and/or subcontractors in connection with the inspections, examinations, testings and investigations of any of the Facilities conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. Meridian shall use all reasonable efforts to deliver promptly to Prudential copies of all third party reports commissioned by Meridian evidencing the results of tests, studies or inspections of the Facilities.

            .1.4 Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of so-called "Phase I" environmental reports with respect to the Facilities, Meridian shall not contact any governmental official or representative regarding Hazardous Materials on or the environmental condition of any of the Facilities without Prudential's prior written consent thereto, which consent shall not be unreasonably withheld. In addition, if Prudential's consent is obtained by Meridian, Prudential shall be entitled to receive at least five (5) days prior written notice of the intended contact and to have a representative present when Meridian has any such contact with any governmental official or representative.

            .1.5 Real Estate Investment Trust. Meridian shall use its best efforts to continue to qualify as a REIT and for so long as Prudential holds the Acquisition Common Stock representing, in the aggregate, at least the Minimum Ownership Level, Meridian shall not, without Prudential's written consent, take any action that could reasonably be expected to disqualify Meridian as a REIT.

            .1.6 Conduct of Business. Meridian covenants and agrees that until the earlier of the Closing Date or the termination of this Agreement, Meridian shall, and shall cause the Meridian Affiliates to, continue to engage in an efficient and economical manner solely in a business of the same general type as conducted by it on the date of this Agreement in the ordinary course, consistent with past practices; and use its reasonable best efforts to preserve the business of Meridian and the Meridian Affiliates and to preserve the goodwill of customers and others having business relations with Meridian and the Meridian Affiliates.

            .1.7 Negative Covenants of Meridian. Meridian covenants and agrees as follows, and shall not enter into any agreement or take any other action inconsistent with the following, in each case until the earlier of the Closing Date or the termination of this Agreement, except as specifically contemplated by this Agreement or to the extent such action shall not reasonably be expect to result in a Material Adverse Effect.

                  (a) Organizational Documents. Meridian shall not amend its Charter or Bylaws and shall not permit any of the Meridian Affiliates to amend its organizational documents.

                  (b) Mergers, Etc. Except as shall have been previously agreed in writing by the parties, Meridian shall not, and shall not permit any of the Meridian Affiliates to, merge or consolidate with any entity, sell, lease, license or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any entity or acquire all or substantially all of the assets or business of any entity in each case whether in one transaction or in a series of transactions pursuant to which Meridian or such Meridian Affiliate shall not be the surviving entity.

            .1.8 Maintenance of Books and Records. Meridian shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Meridian in accordance with generally accepted accounting principles, and Meridian shall cause the Meridian Affiliates to do the same.

            .1.9 Party in Interest. Meridian shall not enter into any agreement or take any action that would cause Meridian to be a party in interest, as defined in Section 3(14) of ERISA, with respect to any employee benefit plan set forth in Schedule 8.2.9 for so long as Prudential holds any Shares.

            .1.10 Real Estate Operating Company. Meridian shall continue to operate as a REOC for so long as Prudential holds the Acquisition Common Stock in an amount representing in the aggregate at least the Minimum Ownership Level.

            .1.11 Amendment to Investor Rights Agreement. Meridian shall use its best efforts in order to obtain all necessary consents in order (i) to provide Prudential rights that are pari passu with those of each of Meridian's shareholders party to the Investor Rights Agreement under the penultimate paragraph of Section 2(b) and Section 2(c)(i) and (ii) of the Investor Rights Agreement and (ii) to provide that such shareholders shall not have any right to be included in the shelf registration to be filed by Meridian for the benefit of Prudential.

            .1.12 Book Entry Shares. Meridian hereby covenants that if the Acquisition Common Stock is issued in certificate form at Closing then Meridian will, if requested in writing by Prudential, accept delivery of the certificate or certificates representing the Acquisition Common Stock and cause the appropriate book entry to be made indicating Prudential's ownership of such Acquisition Common Stock.

            .1.13 Survival. The covenants of Meridian in this Section 9.1 shall survive the Closing and shall not be merged therein.

      .2 Prudential's Covenants. Prudential hereby covenants as follows:

            .2.1 Service Contracts. Without Meridian's prior consent, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date, Prudential shall not extend, renew, replace or modify any Contract unless such contract (as so extended, renewed, replaced or modified) can be terminated by the owner of the applicable Facility without penalty on not more than thirty (30) days' notice.

            .2.2 Maintenance of Facilities. Except to the extent Prudential is relieved of such obligations by Article 11 hereof, between the date hereof and the Closing Date, Prudential shall maintain and keep each of the Facilities in a manner consistent with Prudential's past practices with respect to such Facility. Between the date hereof and the Closing Date, Prudential will advise Meridian in writing of any written notice Prudential receives after the date hereof from any governmental authority relating to the violation of any law or ordinance regulating the condition or use of the Facilities (such notice to Meridian, a "VIOLATION NOTICE"). Within five (5) days of receipt of a Violation Notice from Prudential, Meridian may deliver to Prudential a written notice of Meridian's objection to the existence of the violation specified in the Violation Notice (such notice to Prudential, a "VIOLATION OBJECTION"). Upon Prudential's receipt of a Violation Objection Prudential shall notify Meridian in writing whether Prudential elects to cure the same. If Prudential is unable to cure any such violation prior to the Closing, or if Prudential elects not to cure one or more such violations, Meridian may elect to either (a) terminate this Agreement, in which event the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive such violation, in which event the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Notwithstanding anything herein to the contrary, Meridian hereby agrees that it shall accept each of the Facilities subject to, and Prudential shall have no obligation to cure, (i) all violations of law or municipal ordinances, orders or requirements and (ii) all physical conditions which would give rise to violations existing, which, with respect to both clauses (i) and (ii), exist on the date hereof.

            .2.3 Access to Facilities. From and after the date hereof, Meridian shall not be permitted to perform any further testing or other physical evaluation of the Facilities prior to Closing.

            .2.4 Sale of Acquisition Common Stock by Prudential. Prudential hereby agrees that during the ninety (90) day period commencing on the Closing Date it will not sell, assign, transfer or otherwise in any manner dispose of any of the Acquisition Common Stock, other than sales, assignments, transfers or dispositions: (i) in connection with any merger or consolidation of Meridian;
(ii) pursuant to a tender or exchange offer for shares of Common Stock; (iii) to an affiliate of Prudential provided that such person or entity agrees to be bound by the terms and conditions of this Agreement and the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement; (iv) as a result of any pledge by Prudential of the Acquisition Common Stock as security for any indebtedness or guaranty of Prudential, provided that such pledgee agrees to be bound by the terms and conditions of this Agreement and the Registration Rights Agreement including, without limitation, Section 6 of the Registration Rights Agreement upon the exercise of its rights under such pledge; or (v) in private transactions pursuant to one or more exemptions from registration under the Securities Act.

            .2.5 Meridian Audit Rights. Prudential acknowledges that Meridian is required to have audits performed of the records of the real properties acquired by Meridian. Accordingly, for the period from the Closing Date through December 31, 1998, upon fifteen (15) days advance written notice from Meridian, Prudential agrees to make available to Meridian's independent accountants those items respecting the Facilities described in Exhibit T attached hereto.

            .2.6 Survival. The covenant of Prudential set forth in Sections
9.2.4 and 9.2.5 of this Agreement shall survive the Closing and shall not be merged therein.

      .3 Mutual Covenants.

            .3.1 Publicity. Prudential and Meridian each hereby covenant that
(a) prior to the Closing neither Prudential nor Meridian shall issue any press release or public statement (a "RELEASE") with respect to the Transaction without the prior consent of the other, except to the extent required by law, and (b) after the Closing, any Release issued by either Prudential or Meridian shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld). If either Prudential or Meridian is required by law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.

            .3.2 Broker. Prudential and Meridian each represents and warrants to the other that it has not dealt with any broker in the Transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this section (which obligation of Meridian shall survive the Closing and not be merged therein).

            .3.3 Tax Refunds and Credits. All real estate and personal property tax refunds and credits with respect to any Facility shall be apportioned between Meridian and Prudential as follows:

                  (a) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable in the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Meridian and Prudential in proportion to the number of days in such calendar year that each party owned such Facility (with title to such Facility being deemed to have passed as of 12:01 a.m. on the Closing Date);

                  (b) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period prior to the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), Prudential shall be entitled to the entire refunds and credits; and

                  (c) with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period after the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), Meridian shall be entitled to the entire refunds and credits.

            .3.4 Survival. The provisions of this Section 9.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

            .3.5 Approvals. Meridian and Prudential each agree to cooperate and use their reasonable best efforts to obtain (and will immediately prepare all registrations, filings, applications, requests and notices preliminary to) all approvals that may be necessary or which may be reasonably requested by Meridian or Prudential to consummate the transactions contemplated by this Agreement. Meridian shall, prior to the Closing Date, take all actions necessary to ensure that Prudential shall have full voting rights with respect to each Share of the Acquisition Common Stock (including, without limitation, obtaining approvals of the Board of Directors of Meridian and amending the Charter or Bylaws of Meridian, as applicable).

            .3.6 Notification of Certain Matters. Meridian shall give prompt notice to Prudential, and Prudential shall give prompt notice to Meridian, of
(a) the occurrence, or failure to occur, of any event that causes any representation or warranty contained in any document relating to the Transaction to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and b) any failure of Meridian, on the one hand, or Prudential, on the other hand, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under any document relating to the Transaction.

            .3.7 Further Assurances. Promptly upon request by the other party, each party shall, and shall cause its affiliates to, take, execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may require from time to time in order to carry out more effectively the purposes of the Transaction and to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under the Transaction.


                        ARTICLE 8 - FAILURE OF CONDITIONS

      .1 To Prudential's Obligations. If, on or before the Closing Date, (i) Meridian is in default of any of its obligations hereunder, or (ii) any of Meridian's material representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Meridian's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Prudential may elect to (a) terminate this Agreement by written notice to Meridian; or (b) proceed to close the Transaction. If this Agreement is so terminated, then Prudential shall be entitled to seek and recover compensatory and consequential damages to the full extent available at law and in equity, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

      .2 To Meridian's Obligations. If, at the Closing, (i) Prudential is in default of any of its obligations hereunder, or (ii) any of Prudential's material representations or warranties are untrue in any material respect, or
(iii) the Closing otherwise fails to occur by reason of Prudential's failure or refusal to perform its obligations hereunder in a prompt and timely manner, Meridian shall have the right, to elect, as its sole and exclusive remedy, to
(a) terminate this Agreement by written notice to Prudential, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Prudential. If this Agreement is terminated pursuant to provision (a) of the preceding sentence, neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any Section herein which expressly provides that it survives the termination of this Agreement.

                        ARTICLE 8 - CONDEMNATION/CASUALTY

      .1 Condemnation.

            .1.1 Right to Adjust. If, prior to the Closing Date, all or any significant portion (as hereinafter defined) of any Facility is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Prudential shall notify Meridian in writing of such fact promptly after obtaining knowledge thereof, and Meridian shall have the right to terminate this Agreement by giving written notice to Prudential no later than ten (10) days after the giving of Prudential's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Meridian to make such election. The failure by Meridian to so elect in writing to terminate this Agreement within such ten (10) day period shall be deemed an election not to terminate this Agreement. For purposes hereof, a "SIGNIFICANT PORTION" of a Facility shall mean (i) such portion as shall have a value, as reasonably determined by Prudential, in excess of One Hundred Thousand Dollars ($100,000.00) with respect to such Facility or (ii) such portion, the taking of which shall have a Material Adverse Effect on the operation of such Facility. If Meridian elects to terminate this Agreement as aforesaid, the provisions of
Section 11.4 shall apply.

            .1.2 Assignment of Proceeds. If (a) Meridian does not elect to adjust this Agreement as aforesaid if all or any significant portion of a Facility is taken, or if (b) a portion of a Facility not constituting a significant portion of such Facility is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Prudential shall pay to Meridian the amount of any award for or other proceeds on account of such taking which have been actually paid to Prudential prior to the Closing Date as a result of such taking (less all costs and expenses, including attorneys' fees and costs, incurred by Prudential as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Prudential shall assign to Meridian at the Closing (without recourse to Prudential) the rights of Prudential to, and Meridian shall be entitled to receive and retain, all awards for the taking of such Facility or such portion thereof.

      .2 Destruction or Damage. In the event any Facility is damaged or destroyed prior to the Closing Date, Prudential shall notify Meridian in writing of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) would cost less than or equal to One Hundred Thousand Dollars ($100,000.00) to repair or restore, and (b) would not give any tenant thereof the right to terminate or materially alter its Lease, then this Agreement shall remain in full force and effect and Meridian shall acquire the affected Facility together with the remaining Facilities upon the terms and conditions set forth herein. In such event, Meridian shall receive a credit against the Acquisition Cash portion of the Purchase Price equal to the deductible amount applicable under Prudential's casualty policy (less all costs and expenses, including attorneys' fees and costs, incurred by Prudential as of the Closing Date in connection with the negotiation and/or settlement of the casualty claim with the insurer (the "REALIZATION COSTS")), and Prudential shall assign to Meridian all of Prudential's right, title and interest in and to all proceeds of insurance on account of such damage or destruction. In the event a Facility is damaged or destroyed prior to the Closing Date and as a result either (a) the cost of repair would cost more than One Hundred Thousand Dollars ($100,000.00) or (b) any tenant with respect to such Facility would have the right to terminate or materially alter its Lease, then, notwithstanding anything to the contrary set forth above in this section, Meridian shall have the right, at its election, to terminate this Agreement. Meridian shall have thirty (30) days after Prudential notifies Meridian that a casualty has occurred to make such election by delivery to the other of a written election notice (the "ELECTION NOTICE") and the Closing Date shall be extended, if necessary, to provide sufficient time for Meridian to make such election. The failure by Meridian to deliver the Election Notice within such thirty (30) day period shall be deemed an election not to terminate this Agreement. If Meridian does not elect to terminate this Agreement as set forth above, this Agreement shall remain in full force and effect, Prudential shall assign to Meridian all of Prudential's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Meridian shall receive a credit against the Purchase Price equal to the deductible amount (less the Realization Costs) under Prudential's casualty insurance policy.

      .3 Insurance. Prudential shall maintain the property insurance coverage currently in effect for each of the Facilities through the Closing Date.

      .4 Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1 or Section 11.2, neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

      .5 Waiver. The provisions of this Article 11 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this Article 11.


                       ARTICLE 8 - [INTENTIONALLY OMITTED]


                           ARTICLE 8 - LEASING MATTERS

      .1 New Leases. After the date of that certain letter from Meridian dated June 16, 1997 and executed by Prudential as of June 16, 1997 (the "LETTER OF INTEREST"), Prudential shall not, without Meridian's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for such denial specified in reasonable detail, within three (3) business days after receipt by Meridian of the information referred to in the next sentence, enter into a new lease for space in any Facility or renew or extend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option contained in such tenant's Lease). Prudential shall furnish Meridian with all information regarding any proposed new leases, renewals and extensions reasonably necessary to enable Meridian to make informed decisions with respect to the advisability of the proposed action. If Meridian fails to object in writing to any such proposed new lease, renewal or extension, as the case may be, within three (3) business days after receipt of the aforementioned information, Meridian shall be deemed to have approved the proposed new lease, renewal or extension, as the case may be. If Meridian rejects the proposed action, Prudential nevertheless retains full right, power and authority to execute such documents as are necessary to effect such action, and Prudential shall promptly advise Meridian of the same. The foregoing notwithstanding, in the event Meridian has rejected the proposed action but Prudential nonetheless proceeds to effect it, Meridian shall have the right, within three (3) business days after receipt of Prudential's notice that Prudential has taken such action, to elect to terminate this Agreement by the delivery to Prudential of a written notice of termination, in which case the parties shall have no further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement. If Meridian fails to notify Prudential within such time period, Meridian shall be deemed to have fully waived any rights to terminate this Agreement pursuant to this Section 13.1. Prudential shall deliver to Meridian a true and complete copy of each such new lease, renewal and extension agreement, if any, promptly after the execution and delivery thereof.

      .2 Lease Expenses. At Closing, Meridian shall reimburse Prudential for any and all fees paid by Prudential prior to Closing or costs and expenses incurred by Prudential prior to Closing (such fees, costs and expenses being herein collectively called the "LEASE EXPENSES"), arising out of or in connection with:

            (a) any extensions, renewals or expansions under the Leases exercisable and exercised by any tenant between the date of the full execution of the Letter of Interest and the Closing Date; and

            (b) any lease for space at any Facility entered into between the date of the full execution of the Letter of Interest and the Closing Date, or any extension, renewal or expansion of a Lease where such Lease does not provide for its extension, renewal or expansion, entered into on or after the date of the full execution of the Letter of Interest (a "NEW LEASE").

Lease Expenses shall include, without limitation, (i) brokerage commissions and fees to effect any such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (iv) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (A) with respect to any extension or renewal, the term of such extension or renewal, (B) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion, or (C) with respect to any New Lease, the entire initial term of any New Lease, and (v) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in a Facility). At the Closing, Meridian shall assume Prudential's obligations to pay, when due (whether on a stated due date or accelerated) any Lease Expenses unpaid as of the Closing, and Meridian hereby agrees to indemnify and hold Prudential harmless from and against any and all claims for such Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Meridian shall survive the Closing and shall not be merged therein. Each party shall make available to the other all records, bills, vouchers and other data in such party's control verifying Lease Expenses and the payment thereof.

      .3 Other Lease Activity. Except as provided in this Section 13.3, without the prior consent of Meridian, which shall not be unreasonably withheld (a) no Lease shall be modified or amended except as provided in Section 13.1 with respect to extensions, renewals or expansions of Leases and the execution of New Leases, (b) Prudential shall not consent to any assignment or sublease in connection with any Lease or New Lease and (c) Prudential shall not remove any tenant under any Lease or New Lease, whether by summary proceedings or otherwise, except by reason of a default of the tenant under the Lease or New Lease. In furtherance of the foregoing, Prudential shall deliver to Meridian a written notice of each proposed action of the type described in clauses (a) through (c) above which Prudential has been asked or proposes to take, stating, if applicable, whether Prudential is willing to consent to such action and setting forth the relevant information therefor. Meridian shall notify Prudential in writing whether or not it approves such action within three (3) business days after delivery to Meridian of Prudential's notice containing the aforementioned information. If Meridian notifies Prudential that it disapproves such action, Meridian's notice shall state with specificity the reasons for such disapproval. If Meridian shall not give written notice of its disapproval of such action within such three (3) business day period, Meridian shall be deemed to have approved such action. If any Lease requires that the landlord's consent be given under the applicable circumstances (or not be unreasonably withheld), then Meridian shall be deemed ipso facto to have approved such action. Subject to its reimbursement rights pursuant to Section 13.2, Prudential shall perform all of the obligations of the landlord under the Leases and New Leases which under the terms of such Leases and New Leases are required to be performed by the landlord prior to the Closing Date.

      .4 Lease Enforcement. Subject to the provisions of Section 13.3 above, prior to the Closing Date, Prudential shall have the right, but not the obligation (except to the extent that Prudential's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease or New Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposits then held by Prudential toward any loss or damage incurred by Prudential by reason of any defaults by tenants.

      .5 Lease Termination Prior to Closing. The termination of any Lease or New Lease or the removal of any tenant by reason of a default by such tenant (by summary proceedings or otherwise) prior to the Closing shall not affect the obligations of Meridian under this Agreement in any manner or entitle Meridian to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Meridian.


                            ARTICLE 8 - MISCELLANEOUS

      .1 Assignment.

            (a) Meridian's Assignment. Meridian shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Prudential, which consent Prudential may grant or withhold in its sole discretion, and any such assignment shall be null and void. Notwithstanding the foregoing, Meridian shall be permitted to assign this Agreement to an entity in which Meridian owns or controls one hundred percent (100%) of the beneficial interests provided (a) Meridian effectuates such assignment in writing prior to the Closing, (b) the assignee assumes the obligations of Meridian under the terms of this Agreement, and (c) Meridian remains liable to Prudential under the terms of this Agreement. In the event Meridian assigns this Agreement or its rights hereunder to a Meridian Affiliate, Meridian shall provide written notice of such assignment to Prudential within five (5) business days of the execution of such an assignment.

            (b) Prudential's Assignment. Prudential may assign this Agreement and/or its rights and obligations hereunder, without the prior consent of Meridian, as Prudential deems necessary to complete the

Transaction; provided, however, that in the event of such an assignment, Prudential shall provide written notice thereof to Meridian within five (5) business days of the execution of any such assignment.

      .2 Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "REPORTING REQUIREMENTS") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Prudential, in connection with the Transaction. Escrow Agent is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

            (a) Escrow Agent is hereby designated as the "REPORTING PERSON" (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

            (b) Prudential and Meridian shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

            (c) Escrow Agent hereby requests Prudential to furnish to Escrow Agent Prudential's correct taxpayer identification number. Prudential acknowledges that any failure by Prudential to provide Escrow Agent with Prudential's correct taxpayer identification number may subject Prudential to civil or criminal penalties imposed by law. Accordingly, Prudential hereby certifies to Escrow Agent, under penalties of perjury, that Prudential's correct taxpayer identification number is 22-1211670.

            (d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

      .3 Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deeds and any other documents and instruments by Prudential and the acceptance thereof by Meridian shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Meridian and Prudential to be performed hereunder.

      .4 Integration; Waiver. This Agreement, together with the Schedules and Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

      .5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New Jersey except to the extent its conflict of law principles would direct the application of the law of a different state of forum.

      .6 Captions Not Binding; Schedules and Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Schedules and Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

      .7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      .8 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      .9 Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below, or by telecopy on the date shown on the receiving party's confirmation thereof, unless such telecopy is received after 2:00 p.m., in which case the date of delivery shall be the next succeeding business day. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO MERIDIAN:

            MERIDIAN INDUSTRIAL TRUST, INC.
            455 Market Street, 17th Floor
            San Francisco, California  94105
            Attention:  Dennis D. Higgs, Executive Vice President
            Telephone:  (415) 281-3900
            Telecopy:  (415) 284-2840

      WITH COPIES TO:

            MERIDIAN INDUSTRIAL TRUST, INC.
            455 Market Street, 17th Floor
            San Francisco, California  94105
            Attention:  Robert A. Dobbin, General Counsel
            Telephone:  (415) 281-3900
            Telecopy:  (415) 284-2840

      AND TO:

            VINSON & ELKINS L.L.P.
            3700 Trammel Crow Center
            Dallas, Texas  75201
            Attention: Phillip Weller, Esq.
            Telephone:  (214) 220-7738
            Telecopy:   (214) 220-7716


IF TO PRUDENTIAL:

            THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
            Eight Campus Drive, 4th Floor
            Parsippany, New Jersey  07054
            Attention: Mr. Joel W. Stoesser
            Telephone:  (210) 683-1718
            Telecopy:   (210) 683-1795

WITH A COPY TO:

            GOODWIN, PROCTER & HOAR LLP
            300 Park Avenue, 17th Floor
            New York, New York 10022
            Attention:  Robert S. Insolia, Esq.
            Telephone:  (212) 572-6321
            Telecopy:   (212) 572-6482


      .10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

      .11 No Recordation. Prudential and Meridian each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Meridian agrees (a) not to file any notice of pendency or other instrument (other than a judgment or lis pendens filed by Meridian in connection with Meridian's enforcement of its rights hereunder) against any of the Facilities or any portion thereof in connection herewith and (b) to indemnify Prudential against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Prudential by reason of the filing by Meridian of such notice of pendency or other instrument.

      .12 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

      .13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto.

      .14 Intentionally Omitted.

      .15 Business Day. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or any Federal or State of New Jersey holiday.

      .16 Prudential's Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Prudential pursuant hereto or in connection herewith, the maximum aggregate liability of Prudential, and the maximum aggregate amount which may be awarded to and collected by Meridian, under this Agreement (including, without limitation, the breach of any representations and warranties contained herein) and any and all documents executed pursuant hereto or in connection herewith (including, without limitation, any Prudential's estoppel letter provided in accordance with the terms of Section 6.4(e) hereof), for which one or more claims (in the aggregate) are timely made by Meridian shall not exceed Three Million Dollars ($3,000,000.00). The provisions of this section shall survive the Closing and shall not be merged therein.

      .17 WAIVER OF TRIAL BY JURY. MERIDIAN AND PRUDENTIAL HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY MERIDIAN OF PRUDENTIAL, WHETHER IN CONTRACT, TORT OR OTHERWISE, WHICH RIGHT OR CLAIM RELATES DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY DOCUMENTATION RELATED THERETO, OR ANY ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT. THIS WAIVER HAS BEEN AGREED TO AFTER CONSULTATION WITH LEGAL COUNSEL SELECTED BY MERIDIAN AND PRUDENTIAL.

This Waiver is agreed to:     Meridian's Initials                 (    )
                              Prudential's Initials               (    )


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.


                                    THE PRUDENTIAL INSURANCE COMPANY OF
                                    AMERICA, a New Jersey corporation



                                    By:   /s/ John Maurer
                                          ____________________________
                                          John Maurer
                                          Vice President



                                    MERIDIAN INDUSTRIAL TRUST, INC.,
                                    a Maryland corporation



                                    By:   /s/ Robert A. Dobbin
                                          ____________________________
                                          Name: Robert A. Dobbin
                                          Its:  Secretary

The undersigned has executed this
Agreement solely to confirm its
agreement to (i) hold the Escrow
Deposits in escrow in accordance
with the provisions hereto, (ii) comply
with the provisions of Section 14.2 and (iii) to provide the Release to Meridian and Prudential under the conditions described in Article 3.

FIRST AMERICAN TITLE INSURANCE COMPANY


By:   /s/ Mary Lou Kennedy
      __________________________
      Name: Mary Lou Kennedy
      Its:  Vice President

Date:       September 24, 1997